EXHIBIT 2.3

EXECUTION VERSION

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into as of April 3, 2013 (the “Effective Date”) by, on the one hand, DreamWorks Animation SKG, Inc., a Delaware corporation (“DWA SKG”), and DreamWorks Animation L.L.C., a Delaware limited liability company (“DWA LLC” and, together with DWA SKG, “DWA”), and, on the other hand, ODW Holdings Limited (to be renamed Oriental DreamWorks Holding Limited), an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Company”). DWA and Company are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Company, DWA SKG, DWA International Investments, Inc. (“DWA Subsidiary”), ODW CPE Holdings Limited (“CPE”), China Media Capital (Shanghai) Center L.P. (“CMC”), Shanghai Media Group (“SMG”) and Shanghai Alliance Investment Co., Ltd. (“SAIL,” and together with CMC and SMG, the “CPE Holders”) have entered into a Transaction and Contribution Agreement, dated August 7, 2012 and amended on December 31, 2012, January 31, 2013 and April 3, 2013, and a Shareholders Agreement dated as of the date hereof (respectively, the “Transaction and Contribution Agreement” and the “Shareholders Agreement”), pursuant to which DWA SKG and the CPE Holders have agreed to launch a joint venture to be operated through Company and to effect certain contributions to Company.

B. In furtherance of the transactions contemplated by the Shareholders Agreement and the Transaction and Contribution Agreement, DWA and Company are entering into this Agreement pursuant to which, among other things, DWA LLC will grant certain intellectual property licenses to Company, which Company may sublicense to Company Subsidiaries and (through the Company Subsidiaries) to third Persons, as further described herein.

C. DWA LLC hereby enters into this Agreement and undertakes its obligations hereunder in consideration for the issuance of the Class B Shares to DWA Subsidiary pursuant to Section 2.02(b) of the Transaction and Contribution Agreement, and DWA LLC has directed that the Class B Shares be issued to DWA Subsidiary.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1

DEFINITIONS

Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them in the Shareholders Agreement or, if not defined in the Shareholders Agreement, in the Transaction and Contribution Agreement. The following capitalized terms have the following meanings:

1.1 “Additional DWA Content” means Content licensed or sublicensed to Company, with or without consideration, pursuant to (and as identified in) an Additional License Addendum as described in Section 2.4(e); but in any case, Additional DWA Content does not include Contributed DWA Content provided in exchange for DWA’s equity stake in Company.

1.2 “Additional DWA IP” means any Additional DWA Technology and any Additional DWA Content.

1.3 “Additional DWA Technology” means any technology licensed or sublicensed to Company, with or without consideration, pursuant to (and as identified in) an Additional License Addendum as described in Section 2.4(e); but in any case, Additional DWA Technology does not include Contributed DWA Technology provided in exchange for DWA’s equity stake in Company.

1.4 “Additional License Addendum” has the meaning set forth in Section 2.4(e).

1.5 “Additional Territory” means any territory added to the Licenses pursuant to (and as identified in) an Additional License Addendum as described in Section 2.4(e).

1.6 “Affected IP” has the meaning set forth in Section 6.2.

1.7 “Affiliate” has the meaning set forth in the Shareholders Agreement.

1.8 “Animation Park” means an industry park that the Chinese government designates may hold companies in the animation industry.

1.9 “Approval Items” has the meaning set forth in Section 5.4.

1.10 “Approval Stages” has the meaning set forth in Section 5.4(a).

1.11 “Board of Directors” has the meaning set forth in the Shareholders Agreement.

1.12 “Breaching Party” has the meaning set forth in Section 6.2.

1.13 “Business Day” has the meaning set forth in the Shareholders Agreement.

1.14 “Category-Specific Requirements” has the meaning set forth in Section 5.1.

1.15 “Changes in Law” has the meaning set forth in Section 2.8.

1.16 “Charter” has the meaning set forth in the Shareholders Agreement.

1.17 “China” has the meaning set forth in the Shareholders Agreement.

1.18 “Code” has the meaning set forth in Section 9.15.

1.19 “Company Contractors” has the meaning set forth in Section 2.6.

1.20 “Company Derivative IP” means (a) any Software, Knowhow or other technology that Company (or any Subsidiary Sublicensee, Third Person Sublicensee or Company Contractor) creates or develops (alone or with others but not Software, Knowhow or other technology created or developed by or for DWA or any of its Affiliates) that is an improvement, modification, change, enhancement, or update to any DWA Technology, or is based upon or derived from any DWA Technology, or that is added to and becomes a part of any DWA Technology; and (b) any element of Content that Company (or any Subsidiary Sublicensee, Third Person Sublicensee or Company Contractor) creates or develops (alone or with others) that is an improvement, modification, change, enhancement, or update to any element of DWA Content, or is based upon or derived from any element of DWA Content, or that is added to and becomes a part of any element of DWA Content and, in each of the foregoing cases, is of the same type and kind as such original element of DWA Content (for example and for purposes of illustration only, a particular derivative character or story created by the Company based on an existing DWA character or story). For avoidance of doubt and without limiting the generality of the foregoing, an element of Content will not be deemed to be Company Derivative IP merely because it is developed or generated using DWA Technology if it does not otherwise meet the criteria set forth in subsection (b) above.

1.21 “Company Enforcement Requirements” has the meaning set forth in Section 6.5.

1.22 “Company IP” means any Intellectual Property that Company or any Subsidiary Sublicensee or other Company Subsidiary creates or develops (alone or with others), or has created or developed by a Person other than DWA or its Affiliates under the Consulting and Training Services Agreement (the characterization and treatment of which will be determined as provided under the Consulting and Training Services Agreement), or acquires or otherwise obtains, that is not Company Derivative IP, and any improvements, enhancements, updates, additions, modifications or derivative works to any of the foregoing that Company or any Subsidiary Sublicensee or other Company Subsidiary creates or develops (alone or with others), or has created or developed by a Person other than DWA or its Affiliates under the Consulting and Training Services Agreement (the characterization and treatment of which will be determined as provided under the Consulting and Training Services Agreement), or acquires or otherwise obtains, that is not Company Derivative IP (except that Company IP does not include any Intellectual Property created or developed in violation of the terms of this Agreement).

1.23 “Company Matching Right Expiration Date” has the meaning set forth in Section 2.4(d).

1.24 “Company Matching Right Notice” has the meaning set forth in Section 2.4(c).

1.25 “Company ROFR Notice” has the meaning set forth in Section 4.4(a).

1.26 “Company ROFR Reply” has the meaning set forth in Section 2.4(b).

1.27 “Company Subsidiaries” means the Production Subsidiary, the Production WFOE, the Ancillary Subsidiary, the Ancillary WFOE, and any other direct or indirect Subsidiaries of Company.

1.28 “Company Third Party IP” has the meaning set forth in Section 3.6.

1.29 “Company Third Party Transaction” has the meaning set forth in Section 4.4 (a).

1.30 “Confidential Information” means Knowhow and other information and materials not generally known to the public, including trade secrets and other confidential and proprietary information.

1.31 “Consulting and Training Services Agreement” means the Consulting and Training Services Agreement, dated April 3, 2013, by DWA WFOE, the Ancillary WFOE and the Production WFOE.

1.32 “Consumer Products” means all consumer products and merchandise of whatever kind or nature (including any such products or merchandise in an Interactive Content), including products and merchandise used for or in connection with the promotion and marketing of Entertainment Properties.

1.33 “Content” means Works of Authorship other than Software or other technology.

1.34 “Content License” has the meaning set forth in Section 2.1.

1.35 “Content-Specific Requirements” has the meaning set forth in Section 2.10(b).

1.36 “Contributed DWA Content” means the DWA Content listed on Schedule 1 which is contributed by license, or is required to be contributed by license, by DWA, the DWA WFOE, or any Affiliate of DWA to Company or any Company Subsidiary in exchange (in part) for DWA’s equity stake in Company pursuant to the Transaction Documents.

1.37 “Contributed DWA IP” means the Contributed DWA Content and the Contributed DWA Technology.

1.38 “Contributed DWA Technology” means the DWA Technology that is listed on Schedule 2 which is contributed by license, or is required to be contributed by license, by DWA, the DWA WFOE, or any Affiliate of DWA to Company or to any Company Subsidiary in exchange (in part) for DWA’s equity stake in Company pursuant to the Transaction Documents.

1.39 “Core Business” has the meaning set forth in the Shareholders Agreement.

1.40 “Corporate Names” means (b) the English language Trademark ORIENTAL DREAMWORKS; and (c) the “Panda in the Moon” logo Trademark.

1.41 “Debtor Relief Law” has the meaning set forth in Section 9.15.

1.42 “Disclosing Party” has the meaning set forth in Section 7.1.

1.43 “DWA Content” means Motion Picture Content, Live Stage Production Content and any other Content that is contributed by license or otherwise provided under license, or is required to be contributed by license or otherwise provided under license, by DWA or its Affiliates to Company or to any Company Subsidiary under the Transaction Documents, namely the Contributed DWA Content, Company Derivative IP that is Content, and any Additional DWA Content.

1.44 “DWA Corporate Transaction” has the meaning set forth in Section 9.3.

1.45 “DWA Matching Right Expiration Date” has the meaning set forth in Section 4.5(b).

1.46 “DWA Matching Right Notice” has the meaning set forth in Section 4.5(a).

1.47 “DWA IP” means DWA Content, DWA Technology, and DWA Trademarks.

1.48 “DWA ROFR Notice” has the meaning set forth in Section 2.4(a).

1.49 “DWA ROFR Reply” has the meaning set forth in Section 4.4(b).

1.50 “DWA Technology” means Software, Knowhow and other technology that is contributed by license or otherwise provided under license, or is required to be contributed by license or otherwise provided under license, by DWA or its Affiliates to Company or to any Company Subsidiary under the Transaction Documents, namely the Contributed DWA Technology; Company Derivative IP that is Software, Knowhow or other technology; and any Additional DWA Technology, and all patches, fixes, updates, upgrades, and new releases (but not New Versions that Company has not licensed under an Additional License Addendum) to any of the Software included in the Contributed DWA Technology or Additional DWA Technology that DWA or the applicable Affiliates deploys in its own production environment (subject to the modifications described in Section 8.1), including that DWA delivers or is required to deliver to Company or any Company Subsidiary under the Consulting and Training Services Agreement or an Additional License Addendum.

1.51 “DWA Third Party Transaction” has the meaning set forth in Section 2.4(a).

1.52 “DWA Trademarks” means (a) any Trademarks based on or derived from elements of DWA Content, such as Trademarks that are based on or derived from Motion Picture titles, characters and character names (but, for clarity, not Trademarks that may be included in Motion Pictures or other DWA Content but are not themselves derived from or based on such Content, such as the DREAMWORKS word mark, the Boy in the Moon logo, or other DREAMWORKS-based marks or logos); (b) the English language Trademark ORIENTAL DREAMWORKS; and (c) the “Panda in the Moon” logo Trademark.

1.53 “DWA WFOE” will have the meaning set forth in the Shareholders Agreement.

1.54 “Entertainment Properties” means Motion Pictures, Television Motion Pictures, Video Games, Interactive Content, Live Stage Productions, Theme Parks, Animation Parks and Online Distribution Platforms.

1.55 “Escalation Process” has the meaning set forth in Section 6.2.

1.56 “Family Friendly,” with respect to any Entertainment Property, Consumer Product or other Content, means that such Entertainment Property, Consumer Product or other Content is targeted to and reasonably appropriate for family audiences and consumers. Without limiting the generality of the foregoing, a Motion Picture or a Television Motion Picture will not be deemed to be Family Friendly if it would receive a rating more restrictive than “G” or “PG” under the rating standards used by the Motion Picture Association of America (regardless of whether such Motion Picture or Television Motion Picture is actually submitted to the Motion Picture Association of America for rating).

1.57 “Feature Film” means a Motion Picture with a running time of seventy (70) minutes or more and intended for initial theatrical exhibition.

1.58 “Industry Standard” means, as specified in Schedule 9 or as DWA otherwise provides to Company in writing, as applicable to any line of business within the Core Business, applicable industry standards and best practices as set by industry groups and trade associations in the Territory and generally followed by first class companies in such line of business.

1.59 “Intellectual Property” or “IP” means all (a) technology, formulae, algorithms, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (b) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, personnel and other information and materials; (c) specifications, designs, models, devices, prototypes, schematics and development tools; (d) Works of Authorship, including Content and Software; (e) databases and other compilations and collections of data or information; (f) Trademarks; (g) Knowhow; (h) Confidential Information; and (i) tangible embodiments of any of the foregoing and of any Intellectual Property Rights, in any form or media whether or not specifically listed herein.

1.60 “Intellectual Property Rights” means all rights (anywhere in the world, whether statutory, common law or otherwise) relating to, arising from, or associated with Intellectual Property, including (a) patents and patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements; (b) copyrights and all other rights with respect to Works of Authorship and all registrations thereof and applications therefor (including moral and economic rights, however denominated); (c) other rights with respect to Software, including registrations thereof and applications therefor; (d) industrial design rights and registrations thereof and applications therefor; (e) rights with respect to Trademarks, and all registrations thereof and applications therefor; (f) rights with respect to Confidential Information, including trade secret rights and rights to limit the use or disclosure thereof; (g) rights with respect to databases and other compilations and collections of data or information, including registrations thereof and applications therefor; (h) publicity and privacy rights, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials; and (i) any rights equivalent or similar to any of the foregoing.

1.61 “Interactive Content” means any audio, visual or audiovisual work and any and all elements to the foregoing that may be exploited through any arrangement, apparatus, device, interface, process, procedure, method, manner, medium, media, means or way, any of the foregoing whether now known or hereafter devised, in which the end user or viewer has the ability to interact with or participate in such audio, visual or audiovisual work (but such interaction will not amount to gameplay or be considered a Video Game), including the ability to (a) choose the presentation of audio or video portions of the audio, visual or audiovisual work or elements of the same, including, by means of determining how the audio or video portions are exhibited (e.g., different camera angles, commentary, microphone “feeds” or other audio tracks or background music) or selecting the order in which such audio or video portions appear, (b) engage in two-way transmissions that include the ability for the end user or viewer to access the work or any information, products or services related to the work, including by utilizing “hyperlinks” or other “click-through” options to link directly to an Internet web-page or similar location, or the activation of on-screen commands to access HTML or other pages, or (c) otherwise view or interact with the work or elements in a non-linear fashion.

1.62 “Knowhow” means procedures, processes, methods, techniques, knowhow, and information.

1.63 “Law” has the meaning set forth in the Shareholders Agreement.

1.64 “License Term” means the term of each License as set forth in this Agreement or the applicable Additional License Addendum.

1.65 “Licenses” means the licenses granted to Company under this Agreement or any Additional License Addendum.

1.66 “Live Stage Production” means the presentation of literary material (e.g., a screenplay, play, script or other written material) on the spoken stage with live performers appearing and speaking in the immediate presence of the viewing audience. For clarity, such a presentation for the primary purpose of photographing and recording the presentation for use in a Motion Picture or for the promotion of a Motion Picture will not be deemed a Live Stage Production.

1.67 “Live Stage Production Content” means, with respect to any Live Stage Production, the characters, plot elements, scenes, stories, and names incorporated therein.

1.68 “Manufacturing Agreement” has the meaning set forth in Section 2.6.

1.69 “Motion Picture” means any audiovisual work in which pictures, images, and visual and aural representations are recorded or otherwise preserved for display by any means or media now known or hereafter devised in such manner as to appear to be in motion or sequence, except that Video Games will not be deemed to be Motion Pictures. To avoid doubt, Motion Picture includes any Television Motion Picture.

1.70 “Motion Picture Content” means, with respect to any Motion Picture (including any Television Motion Picture), the characters, plot elements, scenes, stories, and names incorporated therein.

1.71 “New Version” means a modification or new version of any of the Software licensed as part of the DWA Technology hereunder that both contains substantial new features, functionality and performance and is designated by DWA and any of its Affiliates as a new version of such Software (such as by assigning a new version number to such new version).

1.72 “Non-breaching Party” has the meaning set forth in Section 6.2.

1.73 “Online Distribution Platform” means a website or other Internet, online, mobile, networked or connected property, location, site or platform operated by or for Company or any Company Subsidiary for distribution, display, use, access or other commercialization or exploitation in the Territory of Motion Pictures, Television Motion Pictures, and Video Games that complies with the requirements set forth in this Agreement.

1.74 “Open Source” means Software or similar subject matter that is distributed under an open source license such as (by way of example only) the GNU General Public License, GNU Lesser General Public License, Apache License, Mozilla Public License, BSD License, MIT License, Common Public License, any derivative of any of the foregoing licenses, or any other license approved as an open source license by the Open Source Initiative.

1.75 “Partial License Termination” has the meaning set forth in Section 6.4.

1.76 “Person” has the meaning set forth in the Shareholders Agreement.

1.77 “Production WFOE” has the meaning set forth in the Shareholders Agreement.

1.78 “Prohibited Licensees” means all major film studios, including The Walt Disney Company, Fox Entertainment Group, Time Warner Inc./Warner Bros., Sony Corporation/Sony Pictures, Viacom, Inc./Paramount Pictures, NBCUniversal, Inc./Universal Studios, and any Motion Picture-related or television-related Affiliates, joint ventures, and successors of any of the foregoing (provided that, with respect to any joint venture, the joint venture is at least forty percent (40%) owned or controlled by the applicable major film studio), and any licensee or other Person that does business under the same Trademarks as any of the foregoing.

1.79 “Receiving Party” has the meaning set forth in Section 7.1.

1.80 “Residuals” has the meaning set forth in Section 7.2.

1.81 “Requisite Efforts” means, with respect to any Substantial Breach, the efforts that a reasonable person in the position of the Breaching Party in similar circumstances would use to, as expeditiously as reasonably possible, stop the activity giving rise to the Substantial Breach and to the extent commercially reasonable to remediate the harm caused by the Substantial Breach (for example, by recalling and destroying unauthorized or noncompliant products, imposing disciplinary measures on or terminating employees responsible for the Substantial Breach, and taking other reasonable corrective measures intended to stop and prevent the recurrence of such Substantial Breach), in each case subject to applicable Law.

1.82 “Shareholders Agreement” has the meaning set forth in Recital A.

1.83 “Software” means all (a) computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof; (b) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections; (c) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (d) descriptions, flow charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (e) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing.

1.84 “Style Guides” means the style guides for specific elements of Motion Pictures, Television Motion Pictures and Live Stage Productions included in DWA Content, and that are either provided to Company by DWA in advance and in writing or are developed by Company or any Company Subsidiaries and approved by DWA pursuant to Section 5.4, and that describe the proper use and display of such specific elements of such Motion Pictures, Television Motion Pictures and Live Stage Productions on and in connection with Consumer Products.

1.85 “Sublicense Agreement” means any Subsidiary Sublicense Agreement or Third Person Sublicense Agreement.

1.86 “Sublicensees” means Subsidiary Sublicensees and Third Person Sublicensees.

1.87 “Subsidiary” has the meaning set forth in the Shareholders Agreement.

1.88 “Subsidiary Sublicense Agreement” has the meaning set forth in Section 2.5(a).

1.89 “Subsidiary Sublicensee” has the meaning set forth in Section 2.5(a).

1.90 “Substantial Breach” means a breach of this Agreement with respect to one or more specific items of Affected IP, that (a) has a substantial and subsisting adverse impact on the Non-breaching Party’s use of, rights in, or enjoyment of the benefits of such Affected IP, including with respect to the Intellectual Property Rights in such Affected IP, or (b) fundamentally impairs the transactions contemplated under this Agreement, the Shareholders Agreement and the other Transaction Documents.

1.91 “Substantial Breach Notice” has the meaning set forth in Section 6.2.

1.92 “Technology License” has the meaning set forth in Section 2.2.

1.93 “Television Motion Picture” means any Motion Picture (including a television series and any pilot or individual episode thereof), that is produced for initial exhibition on television, including broadcast, cable, satellite, online and all other forms of television exhibition and distribution.

1.94 “Term” has the meaning set forth in Section 6.1.

1.95 “Territory” means China and any Additional Territory except that, only with respect to the Trademark License for the English language Trademark ORIENTAL DREAMWORKS and the “Panda in the Moon” logo Trademark, the Territory also includes regardless of whether the Parties have entered into an Additional License Addendum regarding the same or DWA has otherwise provided its consent (a) such other jurisdictions as may be approved by the Board of Directors as a Special Decision in accordance with the Charter and the Shareholders Agreement for such time as the Charter provides that the expansion of the Territory is a matter requiring the affirmative vote of at least one Class B Director appointed by DWA SKG or an Affiliate of DWA SKG in its capacity as Class B Holder and (b) such other jurisdictions as may be approved by DWA in writing at any time from and after the Charter ceasing to provide that the expansion of the Territory is a matter requiring the affirmative vote of at least one Class B Director appointed by DWA SKG or an Affiliate of DWA SKG in its capacity as Class B Holder.

1.96 “Theme Park” means an amusement park or similar grouping of entertainment attractions, such as rides and other events, in a particular location for the enjoyment of the general public in which the branding, landscaping, buildings, and attractions are based on one or more specific themes, including the branding, signage, rides, events and shows, interactive attractions, landscaping and building features, mascots and characters, costumes, promotional and advertising materials, and similar materials and attractions.

1.97 “Third Party IP” means Software or other Works of Authorship or other Intellectual Property owned or controlled by third Persons (including any Open Source owned or controlled by third Persons).

1.98 “Third Person Rights” has the meaning set forth in Section 2.7.

1.99 “Third Person Sublicense Agreement” has the meaning set forth in Section 2.5(b).

1.100 “Third Person Sublicensee” has the meaning set forth in Section 2.5(b).

1.101 “Trademark License” has the meaning set forth in Section 2.3.

1.102 “Trademarks” means trademarks, service marks, logos and design marks, trade dress, trade names, corporate and company names, domain names, fictitious and other business names, and brand names, together with all goodwill associated with any of the foregoing.

1.103 “Transaction and Contribution Agreement” has the meaning set forth in Recital A.

1.104 “Video Games” means all interactive video games of any kind or nature, including, the written materials, characters, plot elements, scenes, stories, names, visual effects, music, sound effects, voiceover tracks, and all content incorporated therein or created in connection with the production or promotion thereof, whether such gameplay is delivered electronically or through physical means for arcade, console, personal computer, handset device, mobile device or online, Internet, web, networked or connected platforms or any successor or derivative devices or platforms or any other device or platform now existing or hereafter conceived (including, massively multiplayer online games, casual games, social media games, streaming games and downloaded games).

1.105 “Works of Authorship” means Motion Pictures, Television Motion Pictures, Motion Picture Content, Software, Video Games, Interactive Content, Live Stage Productions and Live Stage Production Content, and all other content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter.

Section 2

LICENSES TO COMPANY

2.1 Content License Grant. Subject to the terms and conditions of this Agreement, DWA LLC hereby grants to Company, under all Intellectual Property Rights in or to the DWA Content that DWA or any of its Affiliates owns or otherwise has the right to license, a royalty-free (except as may be set forth in an Additional License Addendum), nonexclusive, nontransferable (except as provided in Section 9.3) and non-sublicensable (except as set forth in Section 2.5) license during the License Term in the Territory as part of, for or otherwise in connection with the Core Business, to use, adapt, re-cast, reproduce, modify, create derivative works from, and copy the DWA Content to (a) author, design, create, produce, develop, make, have made (subject to Section 2.6) and manufacture Motion Pictures and Television Motion Pictures, Video Games, Interactive Content, Live Stage Productions, Theme Parks, Animation Parks, and other Entertainment Properties, other Content and Consumer Products (but not, with respect to the Contributed DWA Content, any Feature Films or any prequels or sequels except prequels or sequels that are Television Motion Pictures), and (b) sell, offer for sale, import, rent, lease, distribute, transmit, broadcast, provide, make available, publish, exhibit, perform and display publicly or otherwise, present, operate, promote, advertise, publicize, market and otherwise dispose of, commercialize and exploit, in all ways and mediums, now existing or hereafter conceived, such Motion Pictures and Television Motion Pictures, Video Games, Interactive Content, Live Stage Productions, Theme Parks, Animation Parks, and other Entertainment Properties, other Content and Consumer Products (but not, with respect to the Contributed DWA Content, any Feature Films or any prequels or sequels except prequels or sequels that are Television Motion Pictures) that, in each of case (a) and (b), meet all Content-Specific Requirements that are applicable (such license, the “Content License”). For avoidance of doubt, the requirement that such Motion Pictures and Television Motion Pictures, Video Games, Interactive Content, Live Stage Productions, Theme Parks, Animation Parks, and other Entertainment Properties, other Content and Consumer Products meet the applicable Content-Specific Requirements in order to be licensed will not preclude or prohibit Company from creating and submitting to DWA the samples and other approval materials required with respect to Approval Items as described in Section 5.4 and the Category-Specific Requirements, and Company will have the right under the Content License to create and submit such samples and other approval materials as described in Section 5.4 and the Category-Specific Requirements. The License Term for the Content License granted under this Section 2.1 will commence on the Effective Date and will continue thereafter for the Term, unless sooner terminated as set forth in Section 6.

2.2 Technology License Grant

(a) License. Subject to the terms and conditions of this Agreement, DWA LLC hereby grants to Company, under all Intellectual Property Rights in or to the DWA Technology that DWA or any of its Affiliates owns or otherwise has the right to license, a royalty-free (except as may be set forth in an Additional License Addendum), nonexclusive, nontransferable (except as provided in Section 9.3) and non-sublicensable (except as set forth in Section 2.5) license during the License Term to use the DWA Technology for Company’s internal business operations in connection with operation of the Core Business (the “Technology License”). The Technology License does not include the right to use the DWA Technology to provide production services, development services, or other services to third Persons but, for clarity, does include the right for the Company to use the DWA Technology in connection with its own work on co-productions with third Persons (to be clear, in any such co-production, the use of the DWA Technology must be by the Company or a Subsidiary Sublicensee and not by the applicable third Party). In addition, for clarification and notwithstanding the generality of the foregoing, with respect to any items of DWA Technology that DWA or any of its Affiliates distributes as embedded components in its own Content as part of the intended and normal use of such DWA Technology, the Technology License includes the right to distribute such embedded components as embedded in the Content in connection with which such components are used, in each case to the same extent and in the same manner that DWA or such Affiliate distributes such embedded components in its own Content. The License Term of the Technology License will commence on the Effective Date and will continue thereafter for the Term, unless sooner terminated as set forth in Section 6. To be clear, and notwithstanding the restrictions set forth in Section 2.10(a) or anything else in this Agreement, intended or normal use of scripted or configured code within the DWA Technology for its intended purpose that involves re-scripting or configuration will not be deemed to be and will not be a violation of the restrictions on modification set forth in Section 2.10(a). Company understands and acknowledges that re-scripting or configuration other than as done by DWA or any of its Affiliates in its production environment or according to documentation provided by DWA or any of its Affiliates may cause the applicable DWA Technology or patches, fixes, updates, upgrades, and new releases to such DWA Technology not to function properly and Company agrees that DWA is not responsible for any such problems.

(b) Source Code Access; Support and Updates. Company has the right to use the Software included in the DWA Technology only in object code form except as follows:

(i) If, during the Term of the Consulting and Training Services Agreement, a modification to the Software within the Contributed DWA Technology or Additional DWA Technology is required in connection with Company’s development of a Motion Picture, Television Motion Picture or other Entertainment Properties or Content or integration with other technology, Company may request that the DWA WFOE provide such modification on commercially reasonable terms pursuant to the Consulting and Training Services Agreement. If the DWA WFOE is unwilling or unable to provide the requested modification on commercially reasonable terms, either Party may escalate the matter to the Board of Directors for resolution. If (x) the Board of Directors resolves as a Special Decision in accordance with the Charter (during the period that the Charter provides that Special Decisions are a matter requiring the affirmative vote of at least one Class B Director appointed by DWA SKG or an Affiliate of DWA SKG in its capacity as Class B Holder) that Company may make such modification itself in connection with development of such Motion Picture or Television Motion Picture or (y) DWA otherwise consents in its reasonable discretion, then DWA and Company will enter into an Additional License Addendum providing Company with such right to modify and access to the source code of the applicable Contributed DWA Technology or Additional DWA Technology to the extent necessary to perform such modification at no additional cost and otherwise on the same terms as Technology License. Such source code will be treated as Special Technical Information as set forth in Section 7.2.

(ii) DWA, including through the DWA WFOE, will, at no cost to Company and until DWA and any applicable Affiliate of DWA ceases to use and maintain such Software itself, provide patches, fixes, updates, and upgrades (but not New Versions) to Company for particular Software within the Contributed DWA Technology or Additional DWA Technology that DWA or the applicable Affiliate deploys into production in its own environment (subject to the modifications described in Section 8.1). If DWA ceases to use or maintain such Software itself at a time that Company is continuing to use such Software and, as a result, DWA (and the DWA WFOE) ceases to provide such support and maintenance and the forgoing modifications to Company for such Software pursuant to the Consulting and Training Services Agreement or otherwise, then, upon Company’s request, the Parties will enter into an Additional License Addendum at no additional cost and otherwise on the same terms as Technology License except that DWA will provide the Company with the right to modify and access the source code for such Software to allow Company to maintain such Software for itself in place of the DWA WFOE. Such source code will be treated as Special Technical Information as set forth in Section 7.2. In addition, for a period of ten (10) years from the Effective Date, Company may, at its option, license under an Additional License Addendum any New Versions and any additional or replacement Contributed DWA Technology or Additional DWA Technology at a cost negotiated by the Parties in good faith and otherwise on the same terms as the Technology License (except for the cost).

2.3 Trademark License Grant. Subject to the terms and conditions of this Agreement, DWA LLC hereby grants to Company, under all Intellectual Property Rights in or to the DWA Trademarks that DWA or any Affiliate of DWA owns or otherwise has the right to license, a royalty-free, exclusive (even as to DWA and its Affiliates) only as to the English language Trademark ORIENTAL DREAMWORKS and the “Panda in the Moon” logo Trademark and nonexclusive as to all other DWA Trademarks, nontransferable (except as provided in Section 9.3) and non-sublicensable (except as set forth in Section 2.5) license during the License Term in the Territory as part of, for or otherwise in connection with the Core Business, to use and display the DWA Trademarks on and in connection with the sale, advertising, publicizing, promotion, marketing and other commercialization of any Motion Pictures, Television Motion Pictures, Video Games, Live Stage Productions, Theme Parks, Animation Parks, Interactive Content, and other Entertainment Properties, other Content, and Consumer Products that meet the applicable Content-Specific Requirements or, in the case of the use of a Corporate Name only as Company’s corporate name or corporate logo, the requirements set forth in Sections 5.1 and 5.3 (such license, the “Trademark

License”). The License Term for the Trademark License granted under this Section 2.3 will commence on the Effective Date and will continue thereafter for the Term, unless sooner terminated as set forth in Section 6. As used in this Agreement, use of a Corporate Name “as Company’s corporate name or corporate logo” means use as a trade name to refer to Company or a Company Subsidiary as an entity, including as part of credits in an Entertainment Property or in advertising or other informational materials, and not as a brand or trademark for any goods or services.

2.4 Additional Licenses.

(a) If at any time DWA or any of its Affiliates intends, or is considering entering into any negotiations or discussions with any third Person, to license, assign, transfer, dispose of or otherwise provide to such third Person any DWA Content that is not already included in the Content License, or otherwise enter into any arrangements or agreements with, or grant any rights to, any third Person, in each case with respect to any such DWA Content for use, disposition, or other exploitation within the Core Business inside China (each, a “DWA Third Party Transaction”), DWA, on behalf of itself and its Affiliates, will first give Company written notice of the material terms and conditions (financial and otherwise) of the contemplated DWA Third Party Transaction (the “DWA ROFR Notice”) and offer to include such DWA Content within the scope of the Licenses pursuant to an Additional License Addendum. For avoidance of doubt, DWA Third Party Transactions include only licensing, assignment and other transactions within the Core Business and do not include (and this Section 2.4 does not apply to) (i) any DWA Corporate Transaction or to any Content of any third Person that becomes an Affiliate of DWA SKG or DWA LLC as a result of a DWA Corporate Transaction or as a result of an acquisition by or merger with DWA SKG or DWA LLC (or any Affiliate of DWA SKG or DWA LLC), (ii) any extension, renewal or replacement of any Third Person Rights under Section 2.7, or (iii) any distribution arrangements with respect to DWA’s or its Affiliates’ own Motion Pictures or other Entertainment Properties.

(b) For and within a period of thirty (30) days following Company’s receipt of the DWA ROFR Notice, Company may deliver to DWA written notice as to whether Company elects to enter into an Additional License Addendum with DWA (or the applicable DWA Affiliate) to add the applicable DWA IP to the Licenses on the terms and conditions described in the DWA ROFR Notice (the “Company ROFR Reply”). If Company does not deliver the Company ROFR Reply within such time period or does not elect to enter into an Additional License Addendum with DWA (or the applicable DWA Affiliate), then DWA (or such DWA Affiliate) may enter into negotiations with third Persons regarding the DWA Third Party Transaction described in the DWA ROFR Notice.

(c) Prior to DWA (or any DWA Affiliate) entering into any binding or definitive agreement or other arrangement with any third Person with respect to any DWA Third Party Transaction following the negotiations described in Section 2.4(b), DWA will send written notice to Company (the “Company Matching Right Notice”), which notice must contain the material terms and conditions (financial and otherwise) of any such proposed agreement or other arrangement.

(d) For a period of thirty (30) days following Company’s receipt of the Company Matching Right Notice (the thirtieth (30th) day following the date of such receipt, the “Company Matching Right Expiration Date”), Company may elect to enter into an Additional License Addendum with DWA (or the applicable DWA Affiliate) on the terms and conditions described in the Company Matching Right Notice. If Company so elects, then DWA will (or will cause such DWA Affiliate to) enter into an Additional License Addendum with Company to include the applicable DWA IP in the Licenses on the terms and conditions set forth in the Company Matching Rights Notice, and the Parties will agree upon and enter into the Additional License Addendum on the terms and conditions set forth in the Company Matching Right Notice prior to the Company Matching Right Expiration Date. If Company does not elect to enter into such an Additional License Addendum with DWA (or the applicable DWA Affiliate) prior to the Company Matching Right Expiration Date, then DWA (or such DWA Affiliate) may enter into a definitive agreement with the relevant third Person on the terms and conditions set forth in the Company Matching

Right Notice; provided, however, that if DWA (or such DWA Affiliate) and such third Person do not enter into a definitive agreement and consummate the applicable DWA Third Party Transaction prior to the thirtieth (30th) day following the Company Matching Right Expiration Date, the provisions of Sections 2.4(a), (b), (c) and (d) will again apply to any such DWA Third Party Transaction.

(e) In addition to and not in lieu or limitation of the foregoing, either Party may propose to enter into an Additional License Addendum to add or include any Additional DWA IP or Additional Territories to the Licenses. If the Parties agree to add or include such Additional DWA IP or Additional Territories to the Licenses, they will execute an “Additional License Addendum” substantially in the form of Schedule 4 memorializing the same, including the applicable Additional DWA IP or Additional Territories and, as applicable, all preexisting contractual arrangements with third Persons (and the preexisting limitations and restrictions imposed thereby) with respect to the particular Additional DWA IP (if any), the scope and License Term of the new or modified License, and the consideration (if any) to be paid by Company with respect to the Additional DWA IP or Additional Territories, which consideration will be subject to the mutual agreement of the Parties in good faith, and in any event will be no more than a commercially reasonable and fair market amount for the applicable territory. No Additional DWA IP or Additional Territory will be included in the Licenses unless and until the Parties have executed an applicable Additional License Addendum (except to the extent set forth in Section 1.94 with respect to the Trademark License for the English language Trademark ORIENTAL DREAMWORKS and the “Panda in the Moon” logo Trademark). Neither Party will be obligated to enter into any Additional License Addendum. Upon execution, each Additional License Addendum will be deemed incorporated into this Agreement and, except as expressly set forth in the applicable Additional License Addendum, all Licenses granted in any Additional License Addendum will be subject to this Agreement.

2.5 Sublicensing. Except as expressly set forth in this Section 2.5 (or in an Additional License Addendum), Company will not (and Company has no right to) sublicense any of the Licenses. The Licenses are sublicensable only as follows:

(a) Sublicenses to Company Subsidiaries. Company may grant sublicenses of (i) the Content License and Trademark License to any Company Subsidiaries (each, a “Subsidiary Sublicensee”) (including the right to grant further sublicenses on the terms and conditions provided in Section 2.5(b)), and (ii) of the Technology License to the Ancillary Subsidiary, Production Subsidiary, Theme Park Subsidiary, and Animation Park Subsidiary (but not to other Company Subsidiaries and with no right to grant further sublicenses). Each such sublicense must be granted in a written agreement (each a “Subsidiary Sublicense Agreement”) that includes at least the terms set forth in Schedule 5 of this Agreement (and does not contain any terms that are inconsistent with the terms set forth in Schedule 5) and that otherwise complies with this Agreement. Without limitation of the foregoing, each such Subsidiary Sublicense Agreement will be of no greater scope or duration than, and will be subject to all of the limitations and restrictions (including territory restrictions) imposed on, the applicable License as set forth in this Agreement. Company will enforce, and will require each Subsidiary Sublicensee to comply with, the terms and conditions of the applicable Subsidiary Sublicense Agreement. In addition, Company will provide DWA with a copy of each Subsidiary Sublicense Agreement promptly after execution.

(b) Sublicenses to Other Third Persons. As part of the Subsidiary Sublicense Agreements, Company may authorize the Subsidiary Sublicensees to grant sublicenses of the Content License and Trademark License to third Persons (each, a “Third Person Sublicensee”) of Company’s rights only for: (i) manufacturing, advertising, promoting, marketing, selling and distributing Consumer Products; (ii) producing, advertising, promoting, marketing, selling, displaying and presenting Live Stage Productions that were initially produced by a Subsidiary Sublicensee; (iii) advertising, promoting, marketing, distributing, displaying and exhibiting Motion Pictures, including television exhibition, theatrical exhibition, online and interactive distribution and display, and any other form of distribution, display and exhibition (but not the production, development or creation of Motion Pictures); (iv) publishing, operating, advertising, promoting, marketing, selling, distributing and displaying Video Games

(but not the production, development or creation of Video Games); (v) publishing, operating, advertising, promoting, marketing, selling, distributing and displaying Interactive Content and other Content (but not the production, development or creation of Interactive Content and other Content); (vi) enabling a co-production, co-distribution or other co-commercialization of a Motion Picture or other Entertainment Property or other Content between Company and a third Person (provided that, in any such co-production, co-distribution or other co-commercialization, the actual creation of the Content under the Content License must be performed by the Company or a Subsidiary Sublicensee and not by the applicable third Party). Each such sublicense must be granted in a written agreement (each a “Third Person Sublicense Agreement”) that includes at least the terms set forth in Schedule 5 of this Agreement (and does not contain any terms that are inconsistent with the terms set forth in Schedule 5) and that otherwise complies with this Agreement. Without limitation of the foregoing, each Third Person Sublicense Agreement will be of no greater scope or duration than, and will be subject to all of the limitations and restrictions (including territory restrictions) imposed on, the applicable License as set forth in this Agreement. Company will ensure that each Subsidiary Sublicensee uses commercially reasonable efforts to enforce the terms and conditions of each Third Person Sublicense Agreement. In addition, Company will cause each Subsidiary Sublicensee to, as applicable, provide DWA with a copy of each Third Person Sublicense Agreement promptly after execution, and Company will cause each Subsidiary Sublicensee to, as applicable, use commercially reasonable efforts to include DWA as an intended third party beneficiary of each Third Person Sublicense Agreement with the right to enforce the terms and conditions of such agreements as if DWA were a party thereto to the extent permitted by applicable Law. Notwithstanding the foregoing or anything else to the contrary, but subject to Section 4.6, Company will not (and has no right to) grant or authorize any Subsidiary Sublicensee to grant a sublicense to any Prohibited Licensee.

2.6 Have Made Rights; Third Person Contractors. As part of Company’s and the Subsidiary Sublicensees’ exercise of the applicable Licenses and Subsidiary Sublicenses, Company and the Subsidiary Sublicensees may have third Person contractors, consultants, and manufacturers (“Company Contractors”) access and use the applicable DWA IP on Company’s and the Subsidiary Sublicensees’ behalf, as applicable, during the License Term in the Territory in order to provide services to Company and such Subsidiary Sublicensees, as applicable, and such exercise, access and use in order to provide services to Company will not be considered a sublicense hereunder and will not be subject to the restrictions set forth in Section 2.5 above (and such Company Contractors will not be deemed to be Sublicensees merely because the compensation paid by Company for the applicable services includes a revenue share). Services to be performed by Company Contractors hereunder may include services such as (a) manufacturing and assembling Consumer Products that use, display, incorporate or include DWA Content or DWA Trademarks and comply with the Content-Specific Requirements or, in the case of the use of a Corporate Name only as Company’s corporate name or corporate logo, the other requirements set forth in Sections 5.1 and 5.3, for Company or the Company Subsidiary, as applicable, (b) performing formatting, compression and other similar services for DVDs, Blu-ray discs and other optical discs and storage media of any kind or nature, now existing or hereafter conceived, containing Motion Pictures, Television Motion Pictures, Video Games and other Entertainment Properties, and other Content, in each case that use, display, incorporate or include DWA Content or DWA Trademarks and comply with the Content-Specific Requirements or, in the case of the use of a Corporate Name only as Company’s corporate name or corporate logo, the other requirements set forth in Sections 5.1 and 5.3, (c) selling (at retail or wholesale), offering for sale, importing, marketing, distributing, advertising, promoting and publicizing Motion Pictures, Television Motion Pictures, Video Games and other Entertainment Properties, other Content, and Consumer Products, in each case that use, display, incorporate or include DWA Content or DWA Trademarks and comply with the Content-Specific Requirements or, in the case of the use of a Corporate Name only as Company’s corporate name or corporate logo, the other requirements set forth in Sections 5.1 and 5.3, and (d) performing any other services on behalf of Company or such Subsidiary Sublicensees, as applicable, in connection with the commercialization and exploitation of Motion Pictures, Television Motion Pictures, Video Games and other Entertainment Properties, other Content, and Consumer Products (in each case that use, display, incorporate or include DWA Content or DWA Trademarks and comply with the Content-Specific Requirements or, in the case of the use of a Corporate Name only as Company’s corporate name or corporate logo, the other requirements set forth in Sections 5.1 and 5.3), in each of the foregoing cases as permitted under this Agreement or the applicable Subsidiary Sublicense Agreement. Company and each Subsidiary Sublicensee will require each Company Contractor that has access to or uses DWA IP to agree in writing to comply with the limitations and restrictions in this Agreement and each Subsidiary Sublicense Agreement applicable to such DWA IP accessed or used by such Company Contractors, including confidentiality and nonuse restrictions at least as stringent as those set forth in Section 7 (and Company and each Subsidiary Sublicensee will use commercially reasonable efforts to enforce, and will be responsible for any noncompliance with, such limitations and restrictions). Without limitation of the foregoing, if Company or any Subsidiary Sublicensee wishes to engage a Company Contractor to manufacture or assemble any Consumer Products that use, display, incorporate or include DWA Content or DWA Trademarks, Company or such Subsidiary Sublicensee must execute a written manufacturing agreement (“Manufacturing Agreement”) with each such Company Contractor that includes at least the terms set forth in Schedule 6 of this Agreement (and not contain any terms that are inconsistent with the terms set forth in Schedule 6), and that otherwise complies with this Agreement. Company will not (and will cause each Subsidiary Sublicensee not to) have any Consumer Products that use, display, incorporate or include DWA Content or DWA Trademarks manufactured or assembled by any Company Contractor or other third Person, or purchase any such products from any Company Contractor or other third Person for resale, except pursuant to a Manufacturing Agreement in accordance with this Section 2.6. Company will (and will require each Subsidiary Sublicensee to, as applicable) enforce the terms and conditions of each Manufacturing Agreement. In addition, Company will (or will cause each Subsidiary Sublicensee to) provide DWA a copy of each Manufacturing Agreement promptly after execution, and Company will (and will cause each Subsidiary Sublicensee to, as applicable) use commercially reasonable efforts to include DWA as an intended third party beneficiary of each Manufacturing Agreement with the right to enforce the terms and conditions of such agreements as if DWA were a party thereto to the extent permitted by applicable Law.

2.7 Third Person Rights. As and to the extent specifically identified and described in Schedule 7 or an applicable Additional License Addendum, Company acknowledges that DWA and its Affiliates have preexisting contractual arrangements with, and are subject to preexisting limitations and restrictions imposed by, third Persons that may limit DWA’s ability to grant certain of the rights under the Licenses. Company agrees that the Licenses will be subject to those terms of DWA’s and its Affiliates’ preexisting contractual arrangements with third Persons (and the limitations and restrictions imposed thereby) that are specifically identified and described in Schedule 7, and any extensions, renewals and replacements of such arrangements, limitations and restrictions (the “Third Person Rights”), and that DWA will not be in breach of any of its representations, warranties or other obligations under this Agreement merely as a result of the existence of such Third Person Rights. In entering into any extensions, renewals and replacements of such arrangements, limitations and restrictions, DWA will consider in good faith the interests of the Company. Schedule 7 will identify and describe all such Third Person Rights as of the Effective Date with respect to the Contributed DWA IP. Each Additional License Addendum will identify and describe the terms of all then-existing contractual arrangements with third Persons (and the then-existing limitations and restrictions imposed thereby) with respect to the particular Additional DWA IP to be licensed to Company thereunder. Upon the execution of any Additional License Addendum by the Parties, Schedule 7 will be and will be deemed amended as of the date of such execution to specify those then-existing limitations and restrictions (and any extensions, renewals and replacements of such arrangements, limitations and restrictions) with third Persons with respect to such Additional License Addendum. In addition, Company acknowledges that exercise of the Licenses with respect to certain DWA Content may require consents or releases from, or payment of fees to, third Person talent such as voice talent, writers, directors, producers, composers, and performers who appear in or participated in the production of such Content, including obligations under union and collective bargaining agreements (e.g.,

SAG, AFTRA, etc.). DWA will, as requested by Company on a case-by-case basis, use commercially reasonable efforts to notify Company of all such required consents, releases and payments, and, if Company decides to exercise the Licenses with respect to such DWA Content, DWA will use commercially reasonable efforts at its cost (with respect to the cost of DWA’s own efforts) to assist Company and the Subsidiary Sublicensees in obtaining and Company agrees that it will (and will cause the Subsidiary Sublicensees to) obtain all such releases and consents and pay all such fees.

2.8 Export Control and Other Laws. As between the Parties, DWA will be responsible for obtaining and will obtain all export control licenses and similar governmental clearances, permits, consents, permissions, and authorizations necessary for DWA and its Affiliates to grant the Licenses and to export and deliver the DWA IP to the Territory, subject to Changes in Law. Company acknowledges that applicable export control and other Laws may be enacted, or existing Laws may be amended or modified, following the Effective Date and during the Term (“Changes in Law”), and that such Changes in Law may limit DWA’s ability to grant certain of the Licenses or deliver certain portions of the DWA IP to Company. Accordingly, in the event that DWA is prohibited from granting any License or delivering any DWA IP to Company as a result of any Changes in Law, DWA will promptly notify the Company in writing upon becoming aware of the same and the Parties will promptly meet to discuss various ways to minimize and mitigate the effect of such Changes in Law. In addition to and not in lieu or limitation of the foregoing, the Parties will cooperate in good faith to obtain such export control license, clearances, permits, consents, permissions, and authorizations required as a result of such Changes in Law as soon as is reasonably practicable under the circumstances.

2.9 Open Source. Company acknowledges that certain Software included in the DWA IP may contain Open Source. The Open Source included in the Software included in the Contributed DWA Technology is listed on Schedule 3 and the Open Source included in any Software included in any Additional DWA Technology will be identified in the applicable Additional License Addendum. DWA will not provide any Open Source to Company without Company’s prior written consent (for clarity, Company consents to DWA’s provision of the Open Source listed on Schedule 3 or identified in an Additional License Addendum). In the event that Company agrees in advance and in writing to the delivery of any Open Source (including as listed on Schedule 3 of as identified in an Additional License Addendum) and to the extent any Open Source license applicable to such Open Source requires that DWA provide Company any rights with respect to such Open Source that are inconsistent with the Licenses granted in this Agreement (or any limitations or restrictions on those Licenses as set forth in this Agreement), then the applicable Open Source license will take precedence over those Licenses (and such limitations and restrictions), but solely with respect to the applicable Open Source. Company acknowledges that the Open Source license applicable to any Open Source that Company agrees in advance and in writing to be delivered by DWA to Company (including as listed on Schedule 3 or as identified in an Additional License Addendum) is solely between Company and the applicable third Person licensor of the Open Source and Company will comply with the terms of any such Open Source licenses. Without limitation of the foregoing, at DWA’s option, prior to delivery, DWA may remove any Open Source from Software included in the DWA IP that has been modified by or for DWA and for which the applicable Open Source license would require DWA to provide the modified source code for the applicable Software under Open Source terms. If Company is unable to obtain such Open Source itself from the third Person licensor or the removal of such Open Source has an adverse effect on the features, functionality, performance, or regulatory clearance of the DWA IP from which such Open Source has been removed, then DWA will work with Company to provide or obtain for Company at DWA’s cost Open Source or other Software with substantially similar features, functionality, and performance.

2.10 Restrictions.

(a) Generally. Except as permitted by this Agreement or any Additional License Addenda, Company will not (and will not permit any Sublicensee, Company Contractor, or other third Person for whom it is responsible to): (i) decompile, disassemble or otherwise reverse engineer any

Software included in the DWA Technology or determine or attempt to determine any source code, algorithms, methods or techniques embodied in any DWA Technology, except in each case to the extent such Software is provided to the Company in source code form or as expressly permitted by applicable Law notwithstanding a contractual obligation to the contrary; (ii) remove or alter any of DWA’s or any third Person’s copyright, Trademark or other proprietary notices, legends, symbols or labels appearing on or in particular copies of any DWA IP except as permitted by the applicable usage guidelines or necessary for permitted use; (iii) modify any DWA Trademark or combine any DWA Trademarks with any other Trademark or character so as to create a composite mark or character; (iv) except as approved under Section 5.4, combine or associate any identifiable elements of third Person Entertainment Properties or other third Person content, properties or materials with any identifiable content included in the DWA IP in the visible or otherwise perceivable portion of any Entertainment Properties or Consumer Products, or any associated packaging, advertising, or promotional materials; (v) except to the extent Company is defending itself against a claim of breach or infringement by DWA or its Affiliates or a third Person with respect to Third Person Rights or other third Person rights or applicable Law expressly provides Company the right to contest notwithstanding any contractual obligation to the contrary, contest the validity of or oppose, challenge, or seek to prevent or limit DWA’s or its Affiliates’ registration, use, licensing or other exploitation of any DWA IP; or (vi) otherwise use, distribute, disclose, or exploit any DWA IP (or any Motion Picture, Television Motion Picture, Video Game, Live Stage Production, Theme Park, Animation Park, or other Work of Authorship, Entertainment Property or Consumer Product or Company IP that uses, displays, includes or incorporates any DWA IP) except as permitted by this Agreement or any Additional License Addenda. With respect to any DWA IP (or any Motion Picture, Television Motion Picture, Video Game, Live Stage Production, Theme Park, Animation Park, or other Work of Authorship, Entertainment Property or Consumer Product or Company IP that uses, displays, includes or incorporates any DWA IP) distributed, displayed or otherwise made available on or through any website or other Internet platform, Company will, and will require each applicable Sublicensee to, use geofiltering technology consisting at a minimum of credit card billing address check and IP address location technologies to enforce the territory restrictions set forth in this Agreement. Company will, and will require each applicable Sublicensee to, use commercially reasonable efforts to consistently upgrade and improve its geofiltering technology to implement the best available technologies to prevent unauthorized use and distribution of DWA IP and throughout the Term.

(b) Content-Specific Requirements. Each Entertainment Property, other Content and Consumer Product that uses, displays, includes or incorporates any DWA Content or DWA Trademark must meet the applicable Content-Specific Requirements or, in the case of the use of a Corporate Name only as Company’s corporate name or corporate logo, the other requirements set forth in Sections 5.1 and 5.3. “Content-Specific Requirements” means:

(i) With respect to Consumer Products, Consumer Products that (A) are Family Friendly, (B) meet the applicable Category-Specific Requirements and for which the use of the DWA Content and DWA Trademarks in the Consumer Product has been approved in accordance with Section 5.4, and (C) otherwise comply with the requirements set forth in this Agreement.

(ii) With respect to Live Stage Productions, Live Stage Productions that (A) are Family Friendly, (B) are originally produced in the Chinese language (any dialect) for presentation in the Territory, (C) meet the applicable Category-Specific Requirements and for which the use of the DWA Content and DWA Trademarks in the Live Stage Production has been approved in accordance with Section 5.4, and (D) otherwise comply with the requirements specified for Live Stage Productions as set forth in this Agreement.

(iii) With respect to Motion Pictures, Motion Pictures that (A) are Family Friendly, (B) are originally produced in the Chinese language (any dialect) for distribution in the Territory, (C) meet the applicable Category-Specific Requirements and for which the use of the DWA Content and DWA Trademarks in the Motion Picture has been approved in accordance with Section 5.4, and (D) otherwise comply with the requirements specified for Motion Pictures as set forth in this Agreement.

(iv) With respect to Theme Parks, Theme Park branding, signage, rides, events and shows, interactive attractions, landscaping and building features, mascots and characters, costumes, promotional and advertising materials, and similar materials and attractions that (A) are Family Friendly, (B) meet the applicable Category-Specific Requirements and for which the use of the DWA Content and DWA Trademarks in the Theme Park item has been approved in accordance with Section 5.4, and (C) otherwise comply with the requirements specified for Theme Parks as set forth in this Agreement.

(v) With respect to Video Games, Video Games that (A) are Family Friendly, (B) are originally produced in the Chinese language (any dialect) for distribution the Territory, (C) meet the applicable Category-Specific Requirements and for which the use of the DWA Content and DWA Trademarks in the Video Game has been approved in accordance with Section 5.4, and (D) otherwise comply with the requirements specified for Video Games as set forth in this Agreement.

(vi) With respect to Interactive Content, or other Content other than as described in subsections (i) – (v) above, Interactive Content or other Content that (A) is Family Friendly, (B) is originally produced in the Chinese language (any dialect) for distribution for the Territory, (C) meets the Category-Specific Requirements for one of the other categories of Entertainment Properties or for Consumer Goods that the Parties agree in good faith on a case-by-case basis is most applicable to the particular Interactive Content or other Content and for which the use of the DWA Content and DWA Trademarks in Interactive Content or other Content has been approved in accordance with Section 5.4, and (D) otherwise comply with the requirements specified for Interactive Content or other Content as set forth in this Agreement.

2.11 Reservation of Rights. As between the Parties, DWA and its Affiliates are and will be the sole and exclusive owners of all right, title and interest in and to all DWA IP, including all Intellectual Property Rights therein. Subject only to the specific Licenses granted herein for the applicable License Terms, DWA expressly reserves all rights with respect to all DWA IP. All use of the DWA Trademarks by Company and its Sublicensees, and all goodwill associated with such use, will inure to the sole benefit of DWA (or, with respect to any DWA Trademarks owned by an Affiliate of DWA, such Affiliate). Except as expressly set forth herein or in any of the other Transaction Documents, Company will not acquire or claim any right, title or interest in or to any DWA IP, whether by implication, operation of law or otherwise.

2.12 Registration and Enforcement. As between the Parties and to the extent permitted under applicable Law, DWA has the sole and exclusive right to register and apply for registration of all Intellectual Property Rights in the DWA IP and Company will not (and will require that the Subsidiary Sublicensees do not, and will use commercially reasonable efforts to ensure that its Third Person Sublicensees and Company Contractors do not) register or attempt to register any DWA IP (or any Trademarks confusingly similar to any DWA IP, except as expressly permitted with respect to the “JV Mark” as defined in and subject to the Trademark Coexistence and Assignment Agreement) in any jurisdiction, whether in the Territory or elsewhere, or cause or assist or aid any third Person in any of the foregoing. Any decision to apply for or maintain any registrations of any DWA IP in any jurisdiction will be at DWA’s sole discretion. Company will promptly notify DWA in writing if and when Company becomes actually aware of any infringements or misappropriations or unauthorized imitations or counterfeit versions by other Persons of any DWA IP, and will use commercially reasonable efforts to cooperate with DWA at DWA’s expense in connection with any claim or action by DWA or its applicable Affiliate for infringement thereof and related remedies. In addition, Company will, and will require the Company Subsidiaries and any Sublicensee to, cooperate with DWA at Company’s expense with respect to any claim or action by DWA or its applicable Affiliate for infringement of the English language Trademark ORIENTAL DREAMWORKS and the “Panda in the Moon” logo Trademark, including by joining as a party in any such claim or action, to the extent necessary for DWA or its applicable Affiliate to pursue such claim or action.

The foregoing will not be construed to require Company or any of its Affiliates to search for or discover any infringements or misappropriations or unauthorized imitations or counterfeit versions by other Persons of any DWA IP. As between the Parties, DWA will have the sole right, though it is under no obligation, to bring any claim or action for any past, present and future infringements of the DWA IP, and Company will not initiate or intentionally cause the initiation of any claim or action for infringement of any DWA IP without the prior written authorization of DWA in its sole discretion.

2.13 Proprietary Notices. Company will use commercially reasonable efforts to ensure that all Consumer Products that include, incorporate or make use of any DWA IP display the applicable copyright, Trademark, patent, and other legal and proprietary notices, legends, and symbols as DWA may provide to Company from time-to-time in advance and in writing, as well as any additional notices, legends, symbols, credits and other applicable information as may be set forth in the applicable Style Guides and DWA usage guidelines. Any such changes will be prospective and Company will have a commercially reasonable time period to implement any such changes.

2.14 U.S. Federal Income Tax Treatment of Contribution of Contributed DWA IP. For U.S. federal income tax purposes, with respect to Contributed DWA IP, the contribution of royalty-free licenses pursuant to this Agreement in exchange for Class B Shares shall be treated as (a) a contribution of royalty-free licenses by DWA LLC to the Company in exchange for Class B Shares, (b) a distribution of Class B Shares by DWA LLC to DreamWorks, Inc., DWA SKG and DreamWorks Animation Home Entertainment, Inc. in proportion to their interests in DWA LLC, (c) a distribution of Class B Shares by DreamWorks, Inc. and DreamWorks Animation Home Entertainment, Inc. to DWA SKG and (d) a contribution of Class B Shares by DWA SKG to DWA Subsidiary.

Section 3

COMPANY DERIVATIVE IP

3.1 Assignment of Company Derivative IP. Subject to Section 3.6 below, Company agrees that the Company Derivative IP will be deemed, to the extent permitted under applicable Law, to be work made for hire commissioned by DWA and that DWA is and will be the sole and exclusive owner of all right, title and interest in and to the Company Derivative IP, including all Intellectual Property Rights therein, from and after the moment of its inception, conception, creation or development. To the extent that any Company Derivative IP may not be considered work made for hire, Company hereby irrevocably assigns and agrees to assign to DWA all right, title and interest worldwide in and to the Company Derivative IP, including all Intellectual Property Rights therein, effective immediately upon the inception, conception, creation or development thereof to the extent permitted under applicable Law. Without limitation of Section 2.5 or Section 2.6 above but subject to Section 3.6 below, Company will obtain all rights necessary to assign to DWA any Company Derivative IP created or developed by any Sublicensee or Company Contractor. Company will have the Licenses with respect to the Company Derivative IP set forth in Section 2 above. Notwithstanding the foregoing, DWA may by notice to Company designate an Affiliate of DWA rather than DWA as the owner and assignee of any Company Derivative IP, in which case Company will be deemed to have made the foregoing assignment directly to such Affiliate of DWA with respect to the Company Derivative IP so designated to the extent permitted under applicable Law. DWA will have no obligation to use, market, sell, distribute or otherwise exploit any Company Derivative IP. The Parties acknowledge and agree that the favorable terms and conditions conferred on or granted to Company and in this Agreement, including the royalty-free licenses granted to Company as set forth in Section 2 above constitute sufficient consideration for all assignments, licenses, waivers, and other obligations and undertakings by Company in this Agreement (including in this Section 3.1 and in Section 3.2 below), and that the contemplated exchange by and between Company and DWA is reciprocal and mutually beneficial. For avoidance of doubt, as between the Parties, Company will own the Entertainment Property created by or for Company or a Company Subsidiary as a whole subject only to DWA’s ownership of the Company Derivative IP and any other DWA IP included in such Entertainment Property.

3.2 License to Company Derivative IP; Waiver of Rights. To the extent, if any, that any Company Derivative IP or Intellectual Property Rights therein are not assignable or that Company (or any Sublicensee or Company Contractor) retains any right, title or interest in or to any Company Derivative IP or such Intellectual Property Rights, then to the extent permitted by applicable Law and subject to all other provisions of this Agreement, including the Licenses and Section 3.4 below, Company (a) unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against DWA and its Affiliates with respect to such rights, whether or not exploited; (b) agrees, at DWA’s request and expense, to consent to and join in any action to enforce such rights; and (c) hereby grants and agrees to grant to DWA and its Affiliates a perpetual, irrevocable, fully paid-up, royalty-free, transferable, sublicensable (through multiple levels of sublicensees), exclusive (subject to applicable Law, the Licenses and other terms and conditions of this Agreement), worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit (and have others exercise such rights on behalf of DWA and its Affiliates) all or any portion of such Company Derivative IP for any purpose and in any form or media (now known or later developed). Without limitation of Section 2.5 or Section 2.6 above but subject to Section 3.6 below, Company will obtain all rights necessary to grant to DWA the foregoing license with respect to any Company Derivative IP created or developed by any Sublicensee or Company Contractor. Subject to all other provisions of this Agreement, including Section 3.6 below, the foregoing license includes the right to make any modifications to such Company Derivative IP regardless of the effect of such modifications on the integrity of such Company Derivative IP, and to identify Company (or any Sublicensee or Company Contractor), or not to identify Company (or such Sublicensee or Company Contractor), as one or more authors of or contributors to such Company Derivative IP or any portion thereof, whether or not such Company Derivative IP or any portion thereof has been modified. Company further irrevocably waives (and will require all applicable Subsidiary Sublicensees to waive, and will use require all applicable Third Person Sublicensees and Company Contractors to waive) any “moral rights” or other rights with respect to attribution of authorship or integrity of any Company Derivative IP that Company (or any Sublicensee or Company Contractor) may have under any applicable Law under any legal theory, or, if applicable Law expressly prohibits such waiver of moral rights or other rights, then Company irrevocably waives the right to enforce such moral rights or other rights. Subject to all other provisions of this Agreement, including the Licenses and Sections 3.4 and 3.6 below, and to the extent permitted under applicable Law, Company hereby quitclaims and assigns (and will require all Sublicenees and Company Contractors to quitclaim and assign) to DWA and its Affiliates any and all claims, of any nature whatsoever, which Company (or any Sublicensee or Company Contractor) now or may hereafter have for infringement of any Company Derivative IP or Intellectual Property Rights therein assigned or licensed hereunder to DWA and its Affiliates.

3.3 Assistance. Company will reasonably cooperate with DWA or its designee(s) in applying for, obtaining, perfecting, evidencing, sustaining and enforcing DWA’s Intellectual Property Rights in the Company Derivative IP at DWA’s sole cost and expense, including executing or causing to be executed such written instruments as may be prepared by DWA and using commercially reasonable efforts to do such other acts as may be necessary in the opinion of DWA to obtain a patent, register a copyright or Trademark, or otherwise enforce DWA’s rights in such Company Derivative IP. Without limiting the generality of the foregoing, Company will cause any applicable Person who has worked on, or otherwise contributed to the creation or development of, any Company Derivative IP to execute an assignment that is approved by DWA and Company, and contains at least the terms and conditions set forth on Schedule 8. The Parties acknowledge and agree that certain terms of Schedule 8 relate specifically to the laws of China. Company will include in assignments to be executed by Persons with contacts to jurisdictions other than China reasonable additional or substitute terms and conditions prepared by DWA and agreed upon by Company in its reasonable discretion in contemplation of the laws of such other jurisdictions that have been provided to Company by DWA.

3.4 Commercialization of Company Derivative IP. Notwithstanding the foregoing or anything to the contrary in this Agreement, any Transaction Documents or otherwise, if DWA or any of its Affiliates commercializes any Company Derivative IP, the Parties will negotiate in good faith and agree upon a reasonable amount to fully compensate Company for such commercialization, which amount will be commercially reasonable and fair market value for the applicable territory and will take into consideration the quantity and importance of Company’s contribution to the applicable Company Derivative IP in relation to the underlying DWA IP. If the Parties cannot agree upon such amount, either Party may escalate the matter to the Chief Executive Officer of DWA and the Chairman of CPE, who will attempt in good faith to resolve the matter within 15 days or such other period as may be agreed by the Parties.

3.5 Delivery of Company Derivative IP. Upon reasonable written request by DWA specifying, among other things, the completed item of Company Derivative IP and the commercially reasonable format with which it would like such completed item of Company Derivative IP delivered, Company will deliver to DWA a copy of such completed Company Derivative IP in the commercially reasonable format as specified by DWA; however, upon completion of any Company Derivative IP that is a Consumer Product (regardless of whether DWA provides a written request therefor), Company will deliver to DWA at least three (3) samples of each completed item of such Company Derivative IP.

3.6 Third Party IP. Prior to providing any Third Party IP to DWA as part of any Company Derivative IP, Company will provide DWA with a list of such Third Party IP (except to the extent such Third Party IP is supplied by or at the direction of DWA or any of its Affiliates, including any Third Party IP that is embedded or incorporated into or otherwise provided by DWA to Company as part of or in connection with any DWA IP) (the “Company Third Party IP”). If Company does not have the right to assign and license such Company Third Party IP to DWA as set forth in Section 3.1 and Section 3.2, then Company will inform DWA of the same, and if applicable and upon DWA’s reasonable request, Company will provide DWA with the terms of the applicable license or the terms under which Company is permitted to grant a sublicense to DWA with respect to such Company Third Party IP. At DWA’s request and at DWA’s sole cost and expense, Company will use commercially reasonable efforts to grant such a sublicense or assist DWA in acquiring a license for such Company Third Party IP directly from the applicable third Person licensor. DWA acknowledges that in the event Company does not have the right to assign such Company Third Party IP to DWA, any use of the Company Third Party IP by DWA would be subject to the Company being able to obtain such right and any Company Third Party IP license or sublicense terms, and DWA will comply with the same. Company will not provide to DWA any Third Party IP without providing the information described above. If any Company Third Party IP license or sublicense terms are not acceptable to DWA, then DWA may decide in its sole discretion and by written notice to Company to either (a) negotiate directly with the Company Third Party IP licensor to obtain license terms acceptable to DWA, or (b) not use such Company Third Party IP. Without limitation of the foregoing, Company will not provide any Open Source that is part of the Company Third Party IP to DWA without DWA’s prior written consent.

Section 4

COMPANY IP; RIGHT OF FIRST REFUSAL; MATCHING RIGHT

4.1 Company IP. Subject to Section 4.4 below, as between the Parties, Company will be the sole and exclusive owner of all right, title and interest in and to the Company IP, including all Intellectual Property Rights related thereto. Subject to Section 4.4 below, Company expressly reserves all rights with respect to the Company IP. Except as expressly set forth herein, neither DWA nor its Affiliates will acquire or claim any right, title or interest in or to the Company IP, whether by implication, operation of law or otherwise.

4.2 Registration and Enforcement. As between the Parties and to the extent permitted by applicable Law, Company has the sole and exclusive right to register and apply for registration of all Intellectual Property Rights in Company IP and DWA will not (and will ensure that their Affiliates do not)

register or attempt to register any Company IP (or any Trademarks confusingly similar to any Trademarks included in the Company IP) in any jurisdiction, whether in the Territory or elsewhere, or intentionally cause or assist or aid any third Person in any of the foregoing. Any decision to apply for or maintain any registrations of any Company IP in any jurisdiction will be at Company’s sole discretion. If DWA obtains a license with respect to any Company IP, then DWA will promptly notify Company in writing if and when DWA becomes actually aware of any infringements or misappropriations or unauthorized imitations or counterfeit versions by other Persons of such Company IP, and will use commercially reasonable efforts to cooperate with Company at Company’s expense in connection with any claim or action by Company or its applicable Affiliate for infringement thereof and related remedies. The foregoing will not be construed to require DWA to search for or discover any infringements or misappropriations or unauthorized imitations or counterfeit versions by other Persons of any Company IP. For avoidance of doubt, nothing in this Section 4.2 will limit or restrict DWA or its Affiliates from registering or attempting to register any Trademarks that include or are derived from the DREAMWORKS Trademark or any other DWA Trademark (including any Chinese or other language variations of any such Trademark, except that DWA is not permitted to register the JV Mark as set forth in the Trademark Assignment and Coexistence Agreement). As between the Parties, Company will have the sole and exclusive right, though it is under no obligation, to bring any claim or action for any past, present and future infringements of the Company IP, and DWA will not (and will ensure that its Affiliates will not) initiate or intentionally cause the initiation of any claim or action for infringement of any Company IP without the prior written authorization of Company.

4.3 Assistance. If DWA obtains a license with respect to any Company IP, then DWA will and will cause its Affiliates to reasonably cooperate with Company or its designee(s) in applying for, obtaining, perfecting, evidencing, sustaining and enforcing Company’s Intellectual Property Rights in such Company IP at Company’s sole cost and expense, including executing or causing to be executed such written instruments as may be prepared by Company and using commercially reasonable efforts to do such other acts as may be necessary in the opinion of Company to obtain a patent, register a copyright or Trademark, or otherwise enforce Company’s rights in such Company IP. Without limiting the generality of the foregoing, but subject to the Intellectual Property ownership terms of the Consulting and Training Services Agreement, DWA will cause any Person who DWA has caused to work on, or otherwise caused to contribute to the creation or development of, any Company IP to execute an assignment that is approved by DWA and Company, and contains at least the terms and conditions set forth on Schedule 8. The Parties acknowledge and agree that certain terms of Schedule 8 relate specifically to the laws of China. DWA will include in assignments to be executed by Persons with contacts to jurisdictions other than China reasonable additional or substitute terms and conditions prepared by DWA and agreed upon by Company in its reasonable discretion in contemplation of the laws of such other jurisdictions using the same assignment forms that have been provided to Company by DWA for execution under Section 3.3 hereof.

4.4 Right of First Refusal

(a) If at any time Company (or any Company Subsidiary) intends, or is considering entering into any negotiations or discussions with any third Person, to license, assign, transfer, dispose of or otherwise provide to such third Person any Company IP, or otherwise enter into any arrangements or agreements with, or grant any rights to, any third Person with respect to any Company IP, for use, distribution or other exploitation outside of China (each, a “Company Third Party Transaction”), Company will first give DWA written notice of the material terms and conditions (financial and otherwise) of the contemplated Company Third Party Transaction (the “Company ROFR Notice”).

(b) For and within a period of thirty (30) days following DWA’s receipt of the Company ROFR Notice, DWA or an Affiliate of DWA may deliver to Company written notice as to whether DWA or such Affiliate of DWA elects to enter into an agreement with Company (or the applicable Company Subsidiary) on the terms and conditions described in the Company ROFR Notice (the “DWA ROFR Reply”). If DWA or such Affiliate so elects, then Company will (or will cause such Company

Subsidiary to) enter into an agreement with DWA on the terms and conditions set forth in the Company ROFR Notice. If DWA does not deliver the DWA ROFR Reply within such time period or does not elect to enter into such an agreement with Company (or the applicable Company Subsidiary), then Company (or such Company Subsidiary) may enter into negotiations with third Persons regarding the Company Third Party Transaction described in the Company ROFR Notice.

4.5 Matching Right.

(a) Prior to Company (or any Company Subsidiary) entering into any binding or definitive agreement or other arrangement with any third Person with respect to any Company Third Party Transaction following the negotiations described in Section 4.4(b), Company will send written notice to DWA (the “DWA Matching Right Notice”), which notice must contain the material terms and conditions (financial and otherwise) of any such proposed agreement or other arrangement.

(b) For a period of thirty (30) days following DWA’s receipt of the DWA Matching Right Notice (the thirtieth (30th) day following the date of such receipt, the “DWA Matching Right Expiration Date”), DWA or an Affiliate of DWA may elect to enter into an agreement with Company (or the applicable Company Subsidiary) on the terms and conditions described in the Matching Right Notice. If DWA or such Affiliate so elects, then Company will (or will cause such Company Subsidiary to) enter into an agreement with DWA or such Affiliate on the terms and conditions set forth in the DWA Matching Right Notice, and the Parties will agree upon and enter into an agreement on the terms and conditions set forth in the DWA Matching Right Notice prior to the DWA Matching Right Expiration Date. If DWA or such Affiliate does not elect to enter into such an agreement with Company (or the applicable Company Subsidiary), or the Parties are unable to agree upon and enter into an agreement prior to the DWA Matching Right Expiration Date, then Company (or such Company Subsidiary) may enter into a definitive agreement with the relevant third Person on the terms and conditions set forth in the DWA Matching Right Notice; provided, however, that if Company (or such Company Subsidiary) and such third Person do not enter into a definitive agreement and consummate the applicable Company Third Party Transaction prior to the thirtieth (30th) day following the DWA Matching Right Expiration Date, the provisions of Sections 4.4 and 4.5 will again apply to any such Company Third Party Transaction.

4.6 Prohibited Licensees. Notwithstanding the foregoing or anything else in this Agreement to the contrary, except for entering into distribution arrangements for the Company’s Feature Films outside of China (in each case subject to Sections 4.4 and 4.5), Company will not (and will ensure that each Company Subsidiary does not) license, assign, transfer, dispose of or otherwise provide any Company IP to any Prohibited Licensee, or otherwise enter into any arrangements or agreements with, or grant any rights to, any Prohibited Licensee with respect to any Company IP (whether in the Territory or in any other territory) without DWA’s prior written approval.

Section 5

QUALITY CONTROL; CONDUCT OF BUSINESS; USAGE GUIDELINES;

APPROVALS

5.1 Quality Control. Company will use (and will require that all Subsidiary Sublicensees use, and will use commercially reasonable efforts to ensure that all Third Person Sublicensees and Company Contractors use) the DWA Content and DWA Trademarks only in connection with Entertainment Properties, Content and Consumer Products that comply with the Content-Specific Requirements or, in the case of the use of a Corporate Name only as Company’s corporate name or corporate logo, the other requirements set forth in this Section 5.1 and Section 5.3, and are (as applicable) (a) in the case of Consumer Products (or other applicable Interactive Content or other Content), safe and free from defects in design, materials or workmanship, (b) of such quality as will protect the goodwill, image and reputation adhering to the DWA Content and DWA Trademarks, and (c) without limiting the generality of the foregoing, of a quality at least equal to that of similar Entertainment Properties, Content and Consumer Products provided by first class producers and distributors in the applicable industries in the Territory.

Without limiting the generality of the foregoing, such Entertainment Properties, Content and Consumer Products that use, display, incorporate, or include any DWA Content or DWA Trademarks will also conform to the applicable Style Guides and additional standards and requirements applicable to such Entertainment Properties, Content and Consumer Products as set forth in Schedule 9 (“Category-Specific Requirements”).

5.2 Conduct of Business. Company will (and will require that all Subsidiary Sublicensees, and will use commercially reasonable efforts to ensure that all Third Person Sublicensees and Company Contractors) operate their respective businesses in accordance with the following:

(a) Company will not (and will require that all Subsidiary Sublicensees do not, and will use commercially reasonable efforts to ensure that all Third Person Sublicensees and Company Contractors do not) engage in unfair or anticompetitive or unlawful business practices as defined under Law that is applicable to the Company (and without limitation of Company’s obligations under the Shareholders Agreement).

(b) Company will (and will require that all Subsidiary Sublicensees, and will use commercially reasonable efforts to ensure that all Third Person Sublicensees and Company Contractors) comply with all applicable Laws and Industry Standards in connection with the use and sublicensing of DWA IP and the development, creation, manufacture, publication, exhibition, display, import, export, sale, advertisement, promotion, distribution and other exploitation of any Entertainment Properties, Works of Authorship and Consumer Products that use, display, include or incorporate DWA Content or DWA Trademarks under the Licenses, including (except as set forth under Section 2.8) applicable Laws concerning import, export, certificate licenses, quota allocations, country of origin, safety, public health, employment standards, wages and benefits, working hours, employee health and safety, and privacy and data security, and will maintain a commercial quality control and safety assurance program. Except as set forth in Section 2.8, Company will obtain at its own expense all approvals of all governmental authorities as may be necessary in connection with its performance under this Agreement. Company will promptly inform DWA in writing of any material complaint by any consumer or governmental body or agency relevant to the DWA IP or any Entertainment Properties, Works of Authorship and Consumer Products that use, display, include or incorporate DWA Content or DWA Trademarks in the Territory and the status and resolution thereof, and will act expeditiously at its own cost to resolve any such complaint.

(c) Company will not (and will require that all Subsidiary Sublicensees do not, and will use commercially reasonable efforts to ensure that all Third Person Sublicensees and Company Contractors do not) employ or otherwise use children or forced prison labor in any manner relating to this Agreement or in the development, creation, manufacture, publication, exhibition, display, import, export, sale, advertisement, promotion, distribution or other exploitation of any DWA IP or any Entertainment Properties, Works of Authorship and Consumer Products that use, display, include or incorporate DWA Content or DWA Trademarks under the Licenses, whether directly or indirectly; and all such employment or use is prohibited. Company will (and will require that all Subsidiary Sublicensees, and will use commercially reasonable efforts to ensure that all Third Person Sublicensees and Company Contractors) maintain a strict policy of employment on a voluntary basis.

In addition, if Company licenses any Company IP to DWA, then DWA will also conduct its business in connection with commercialization and or exploitation of such licensed Company IP in accordance with the terms of this Section 5.2, as applied mutatis mutandis. For the avoidance of doubt and without limiting the generality of the foregoing, as Section 5.2 is applied to DWA, (i) references to the “Territory” will be replaced with the territory for which Company IP is licensed by Company to DWA, (ii) references to “Company” will be replaced with “DWA,” (iii) references to “DWA” will be replaced with “Company,” (iv) references to “Sublicensees and Company Contractors” will be replaced with “DWA’s sublicensees and contractors” (if applicable and if any), (v) references to “Entertainment Properties, Works of Authorship and Consumer Products” will be replaced with “goods and services that use, incorporate, is based on or derived from Company IP,” and (vi) references to “DWA IP” will be replaced with “Company IP.”

5.3 Usage Guidelines. Company will (and will require that all Subsidiary Sublicensees, and will use commercially reasonable efforts to ensure that all Third Person Sublicensees and Company Contractors) use the DWA Trademarks in accordance with the applicable Style Guides and DWA’s usage guidelines as provided to Company from time-to-time. DWA’s usage guidelines may include both guidelines regarding the presentation and appearance of DWA Trademarks and additional quality control standards applicable to Entertainment Properties, Content and Consumer Products on or in connection with which any DWA Trademarks are used. Any changes to DWA’s usage guidelines will be prospective and Company (and its Sublicensees and Company Contractors) will have a commercially reasonable time period to implement any such changes.

5.4 Approvals. If any DWA Content or DWA Trademark is used, displayed, included or incorporated on or in an Entertainment Property, Content or Consumer Product other than use of a Corporate Name only as Company’s corporate name or corporate logo, then (a) the use, display, inclusion or incorporation of each specific element of DWA Content or DWA Trademark on or in the applicable Entertainment Property, Content or Consumer Product, (b) any other Content used, displayed, included or incorporated on or in such Entertainment Property, Content or Consumer Product that materially affects the applicable DWA Content or DWA Trademark, and (c) the overall context of the Entertainment Property, Content or Consumer Product on or in which the applicable DWA Content or DWA Trademark is used, displayed, included or incorporated ((a) – (c) together, the “Approval Items”) will be subject to review, inspection and approval by DWA, in its reasonable discretion exercised in good faith (which may take into consideration economic, creative, branding, timing, franchise integrity, and other relevant factors), as set forth in this Section 5.4. DWA will designate a representative who will be located in Shanghai, China to oversee the approvals process described in this Section 5.4. The provisions of this Section 5.4 will also apply to all Sublicensees pursuant to each Sublicense Agreement.

(a) Company will submit each Approval Item (including as may be incorporated in any Entertainment Property, Content or Consumer Product) to DWA in accordance with the approval stages set forth in the applicable Category-Specific Requirements (“Approval Stages”) (or if no such Approval Stages are set forth in the applicable Category-Specific Requirements, then any time prior to the sale or distribution to the general public of such Approval Item), for review and inspection to determine, in its reasonable discretion exercised in good faith (which may take into consideration economic, creative, branding, timing, franchise integrity, and other relevant factors), whether such Approval Item (at the then-current Approval Stage, if applicable) meets the applicable Category-Specific Requirements. If DWA does not deliver to Company written notice of its approval or disapproval of any submitted Approval Item (at any Approval Stage, if applicable), as required hereunder, within ten (10) Business Days following receipt thereof, the Company may escalate the matter to the Chief Executive Officer of DWA and the Chairman of CPE pursuant to the Escalation Process. For the avoidance of doubt, DWA’s disapproval of any specific Approval Item (at any Approval Stage, if applicable) hereunder will not and will not be deemed to be a disapproval of any other Approval Item (or any other Approval Stage, if applicable).

(b) Notwithstanding any other provision of this Agreement to the contrary, DWA may not revoke any approval previously granted hereunder with respect to any Approval Item (or any Approval Item at an previous Approval Stage thereof, if applicable), and may not require material modification of any Approval Item (or any Approval Item at an previous Approval Stage thereof, if applicable) that has previously been approved by DWA hereunder. DWA may only approve any incremental modifications or new information and materials added to the Approval Item from the prior Approval Stage(s) (if applicable) in accordance with Section 5.4 (a) above. Notwithstanding the foregoing, in the event that Company materially modifies any Approval Item that has previously been approved by DWA hereunder, then Company will re-submit such materially modified Approval Item to DWA for approval in accordance with this Section 5.4.

(c) Company and each Sublicensee will implement commercially reasonable procedures designed to ensure that the Approval Items comply with the applicable Category-Specific Requirements, applicable Laws and Industry Standards.

(d) At DWA’s reasonable request from time to time, Company will provide to DWA, at no charge, a commercially reasonable number of samples of any Approval Item, solely for the purpose of comparison with previously approved samples of such Approval Item or to test for compliance with the Category-Specific Requirements, applicable Laws and Industry Standards. Neither Company nor any Sublicensee will market, promote, sell, distribute or otherwise make publicly available any Approval Items that do not conform to the previously approved samples or that do not comply with the Category-Specific Requirements, but the foregoing will not apply to any such non-conforming Approval Items from which Company or its Sublicensees have removed all DWA Content and DWA Trademarks.

(e) The Parties may agree upon forms for use in applying for approval and submitting samples of Approval Items to DWA for approval under this Section 5.4. Upon the Parties’ agreement of the forms for use in applying for approval and submitting samples of Approval Items, Company and such Sublicensees will use such forms when submitting Approval Items for approval. Company and such Sublicensees will bear all costs and expenses incurred by them in obtaining the required approvals under this Agreement, including all shipping expenses.

(f) DWA’s approval or disapproval of Approval Items as permitted under this Section 5.4 will be at DWA’s reasonable discretion exercised in good faith (which may take into consideration economic, creative, branding, timing, franchise integrity, and other relevant factors). Company will not (and will require that all Subsidiary Sublicensees do not, and will use commercially reasonable efforts to ensure that all Third Person Sublicensees and Company Contractors do not) sell, distribute or otherwise make available to the general public any Approval Items that have not been approved by DWA as permitted under this Section 5.4. If any such Approval Item that has not been approved by DWA as permitted under this Section 5.4 is sold or otherwise distributed or made available to the general public by Company (or by any Sublicensee or Company Contractor), then DWA may, without limitation of its other remedies, require that Company or the applicable Sublicensee immediately withdraw such Approval Item from the market at Company’s or such Sublicensee’s sole cost and expense. Approval of an Approval Item that uses or displays particular materials, color, design, size, or appearance does not imply, and will not constitute, approval of such materials, color, design, size, or appearance for use of display with an entirely different Approval Item (and not the same Approval Item at a different Approval Stage).

(g) No approval that DWA may give hereunder will constitute or imply any representation or belief by DWA that the applicable Approval Item complies with any applicable Laws, Industry Standards or codes, nor will any such approval limit or relieve Company or any Sublicensee of any of Company’s or such Sublicensee’s obligations under this Agreement or the applicable Sublicense Agreement (including with respect to indemnification of DWA and its Affiliates).

Section 6

TERM AND TERMINATION OF AFFECTED IP

6.1 Term of Agreement. The term of this Agreement will commence on the Effective Date and will terminate only upon the wind-up and dissolution of Company and the liquidation of Company’s assets as set forth in the Shareholders Agreement and the Charter (the “Term”).

6.2 Termination of Licenses with respect to the Affected IP. Subject to the remaining provisions of this Section 6.2 and of Section 6.3 below, either Party (the “Non-breaching Party”) may terminate any License granted under this Agreement solely with respect to specific items of DWA IP (the “Affected IP”) upon written notice to the other Party (the “Breaching Party”) if (a) the Breaching Party commits a Substantial Breach with respect to such specific items of Affected IP, and (b) the Breaching

Party’s board of directors or senior management fails to commence Requisite Efforts with respect to such Substantial Breach within thirty (30) days following its receipt of written notice from the Non-breaching Party reasonably specifying the details of such alleged Substantial Breach, including the specific term or condition of this Agreement that is the subject of the alleged Substantial Breach, the nature and circumstances thereof and the specific items of Affected IP that are the subject to the alleged Substantial Breach, in each case to the extent necessary to reasonably inform the Breaching Party of such Substantial Breach (a “Substantial Breach Notice”) or fails to continue, for a commercially reasonable period of time, to use Requisite Efforts with respect to such Substantial Breach, except that, if either Party submits the Substantial Breach to arbitration proceedings pursuant to Section 6.3 below within forty-five (45) days of the Breaching Party’s receipt of the Substantial Breach Notice, then the Non-breaching Party will not terminate the applicable License unless and until the Panel in such arbitration proceedings decides in favor of the Non-breaching Party. For the avoidance of doubt, the Non-breaching Party will have no right to terminate any License with respect to any specific items of Affected IP as a result of any breach that does not constitute a Substantial Breach as defined hereunder, and the termination of any License with respect to any specific items of Affected IP will not affect this Agreement or any other License granted hereunder with respect to any other DWA IP, and this Agreement and all Licenses granted hereunder will continue in full force and effect with respect to such other DWA IP.

Notwithstanding anything to the contrary in this Section 6.2, prior to issuing a Substantial Breach Notice with respect to any specific items of Affected IP, the Non-breaching Party will notify the Breaching Party that it wishes to discuss the alleged Substantial Breach and, following such notification, the Parties will use their best efforts in good faith to resolve any dispute promptly by consultation between each Party’s executives who have authority to settle the dispute, including by agreeing upon a proposed plan specifying the steps to be taken by the Breaching Party to stop the alleged Substantial Breach and mitigate the harm resulting from such Substantial Breach, and the time period for taking such steps. At any time during such discussions, either Party may escalate the matter to the Chief Executive Officer of DWA and the Chairman of CPE, who will attempt in good faith and use their best efforts to resolve the matter. The Parties agree that all discussions between their respective executives and officers as contemplated under this Section 6.2 will be conducted in good faith and that such executives and officers will use their best efforts to resolve the dispute and preserve the transactions contemplated under this Agreement and the other Transaction Documents. The consultation between the Party’s executives and potential escalation to the Chief Executive Officer of DWA and the Chairman of CPE constitute the “Escalation Process.” If, as a result of the foregoing Escalation Process, it is determined that a Substantial Breach has not occurred or the Parties otherwise agree upon a resolution to the dispute, then the Non-breaching Party may not deliver a Substantial Breach Notice with respect to the specific facts giving rise to such dispute. However, if the dispute is not resolved within thirty (30) days of the Non-breaching Party’s initial notification to discuss the alleged Substantial Breach pursuant to this paragraph, the Non-breaching Party may deliver to the Breaching Party a Substantial Breach Notice solely with respect to the specific alleged Substantial Breach.

Notwithstanding anything to the contrary in this Section 6.2 or in Section 6.3, the Non-breaching Party may at any time seek injunctive relief and other equitable relief with respect to any breach of this Agreement in any court having jurisdiction.

6.3 Arbitration. If there is a dispute between the Parties as to whether the Breaching Party’s board of directors or senior management has failed to commence Requisite Efforts within thirty (30) days following its receipt of a Substantial Breach Notice or has failed to continue, for a commercially reasonable period of time, to use Requisite Efforts with respect to the applicable Substantial Breach, then either Party may, within forty-five (45) days following the Breaching Party’s receipt of the Substantial Breach Notice, submit the dispute to arbitration to be administered by the ICC in accordance with the ICC’s Rules of Arbitration in accordance with Section 9.10 of the Shareholders Agreement. In such event, the sole issues to be decided by the Panel will be as follows: (a) whether there has been a Substantial Breach; and (b) if there has been a Substantial Breach, whether the Breaching Party’s board of directors or senior management has failed to commence Requisite Efforts within thirty (30) days following its receipt of a Substantial Breach Notice or has failed to continue, for a commercially reasonable period of time, to use Requisite Efforts with respect to the applicable Substantial Breach. If the Panel decides that there has been a Substantial Breach and that the Breaching Party’s board of directors or senior management has failed to commence Requisite Efforts within thirty (30) days following its receipt of a Substantial Breach Notice or has failed to continue, for a commercially reasonable period of time, to use Requisite Efforts with respect to the applicable Substantial Breach, then the Non-breaching Party may terminate the applicable License solely with respect to the specific items of Affected IP set forth in the applicable Substantial Breach Notice. For the avoidance of doubt, if such arbitration is commenced within the applicable time period, a Non-breaching Party will have no right to terminate any License granted hereunder with respect to any specific item of Affected IP as a result of any Substantial Breach unless the Panel decides in favor of such Non-breaching Party in the arbitration proceedings described in this Section 6.3 with respect to such Substantial Breach.

6.4 Partial License Termination. If, at any time during the Term, the Board of Directors formally resolves in accordance with the Charter that Company or any Subsidiary Sublicensee will not pursue a particular line of business at any time in the future and will permanently cease such line of business, or if Company or any Subsidiary Sublicensee is permanently prohibited from pursuing a particular line of business under applicable Law (whether existing as of the Effective Date or at any time during the Term), then the Licenses (and any applicable sublicenses) as applicable to Company’s or such Subsidiary Sublicensee’s activities in that line of business will immediately and automatically terminate (each such termination, a “Partial License Termination”) and, in such event and only to the extent for DWA IP other than Contributed DWA IP, the Parties will agree in good on fair and reasonable compensation from DWA to Company for such Partial License Termination. In the event of such Partial License Termination, this Agreement and the remaining Licenses will continue in effect for the Term.

6.5 Termination of Sublicense Agreements. Each Sublicense Agreement will automatically terminate upon the termination or expiration of this Agreement, without notice or further act by the applicable Sublicensee or any Party. Further, each Sublicense Agreement will automatically terminate with respect to any applicable Affected IP upon the termination of any License with respect to such specific items of Affected IP, without notice or further act by the applicable Sublicensee or any Party. If a Sublicensee commits a Substantial Breach, then (a) Company must notify DWA upon becoming aware of such Substantial Breach, and (b) Company must use, or must ensure that the applicable Sublicensee uses, Requisite Efforts with respect to such Substantial Breach, and (c) if the applicable Sublicensee does not use such Requisite Efforts, Company must terminate the applicable Sublicense Agreement (the “Company Enforcement Requirements”). If Company meets the Company Enforcement Requirements, then DWA may not terminate the License with respect to the applicable Affected IP as a result of the applicable Substantial Breach committed by a Sublicensee. But if Company fails to meet the Company Enforcement Requirements with respect to any Substantial Breach committed by a Sublicensee, then DWA may terminate the License with respect to the applicable Affected IP upon notice to Company. For avoidance of doubt, with respect to a Substantial Breach by a Subsidiary Sublicensee, if Company causes the Subsidiary Sublicensee to use Requisite Efforts (including, if Company deems necessary, by installing new management or other personnel at the Subsidiary Sublicensee), then Company and Subsidiary Sublicensee will be deemed to have met the Company Enforcement Requirements.

6.6 Effect of Termination. Upon expiration or termination of this Agreement as provided in Section 6.1 above, or upon termination of the Licenses with respect to particular Affected IP as provided in Section 6.2 above, the Licenses with respect to the applicable DWA IP (or with respect to the particular Affected IP, as the case may be) will terminate and Company will have no further right to use, sublicense or otherwise exploit (and will cease all use, sublicensing and other exploitation of) the DWA IP (or the particular Affected IP, as the case may be) or any Entertainment Property, Work of Authorship or Consumer Product that uses, displays, includes or incorporates the DWA IP (or the particular Affected IP, as the case may be). In addition, upon expiration or termination of this Agreement as provided in Section 6.1 above, or upon termination of the Licenses with respect to particular Affected IP as provided in Section 6.2 above, all Sublicense Agreements and Manufacturing Agreements will terminate in their entirety (or with respect to the particular Affected IP, as the case may be) and Company will require that all Subsidiary Sublicensees, and will use commercially reasonable efforts to ensure that all Third Person Sublicensees and Company Contractors, cease all use and other exploitation of the DWA IP (or particular Affected IP, as the case may be) and any Entertainment Property, Work of Authorship or Consumer Product that uses, displays, includes or incorporates the DWA IP (or the particular Affected IP, as the case may be). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, upon the expiration or termination of this Agreement as set forth in Section 6.1 above and Partial License Termination as provided in Section 6.4 above, Company (and any Subsidiary Sublicensees, Third Person Sublicensees and Company Contractors) may sell off existing inventories of Consumer Products that include or use any DWA Content or DWA Trademarks and that are on hand or actually and already manufactured as of the expiration or termination date of this Agreement as provided in Section 6.1 above or the date of the Partial License Termination, as applicable, for a period of one hundred and eighty (180) days, provided that such Consumer Products meet the Content-Specific Requirements and such sell off otherwise complies with the applicable terms and conditions of this Agreement. Upon expiration or termination of this Agreement as set forth in Section 6.1 above, each Party will within thirty (30) days return or destroy all tangible or retrievable materials containing or constituting Confidential Information of the other Party, and will, at the other Party’s request, provide the other Party with a written statement signed by an officer of the first Party certifying that such return or destruction has occurred. Upon termination of the Licenses with respect to particular Affected IP as set forth in Section 6.2 above, the Breaching Party will within thirty (30) days return or destroy all tangible or retrievable materials containing or constituting Confidential Information of the Non-breaching Party pertaining to the applicable Affected IP, and will, at the Non-breaching Party’s request, provide the Non-breaching Party with a written statement signed by an officer of the Breaching Party certifying that such return or destruction has occurred. This Section 6.6 will also apply in the event of any Partial License Termination, but only to the extent of, and with respect to the specific DWA IP affected by, the Partial License Termination. Either Party’s termination of this Agreement as set forth in Section 6.1 or the Licenses with respect to particular Affected IP will be without prejudice to any other remedies that it may have at law or in equity, and will not relieve either Party of breaches occurring prior to the effective date of termination or the termination date of the Licenses with respect to the particular Affected IP. Neither Party will be liable to the other for damages of any kind solely as a result of terminating this Agreement as set forth in Section 6.1 (or the Licenses with respect to particular Affected IP, as the case may be) in accordance with the terms of this Agreement. For clarification and notwithstanding anything to the contrary in this Agreement or otherwise, this Agreement in its entirety will only terminate upon the wind-up and dissolution of Company and the liquidation of Company’s assets as set forth in the Shareholders Agreement and the Charter, and may not be terminated in its entirety for any other reason (including for a Substantial Breach).

6.7 Survival. In the event of any expiration or termination of this Agreement as set forth in Section 6.1 above, the following provisions will survive: Section 1 (Definitions), Section 2.10 (Restrictions), Section 3 (Company Derivative IP), Section 6.6 (Effect of Termination), Section 6.7 (Survival), Section 7 (Confidential Information), Section 8 (Warranty; Indemnification; Disclaimer; Limitation of Liability); and Section 9 (Miscellaneous).

Section 7

CONFIDENTIAL INFORMATION

7.1 Confidential Information. By virtue of this Agreement, each Party and its Affiliates (the “Receiving Party”) may have access to Confidential Information of the other Party and its Affiliates (the “Disclosing Party”) (or the Disclosing Party’s vendors, suppliers and licensors). Confidential Information of DWA includes all non-public Knowhow, Software and other Intellectual Property included in DWA IP that does not fall into any of the exceptions set forth in this Section 7.1. Confidential Information does not include information that (a) is or becomes publicly known other than as a result of any wrongful action or inaction of the Receiving Party, (b) was already known to the Receiving Party prior to receiving it from the Disclosing Party, (c) is obtained by the Receiving Party from an unrelated third Person without a duty of confidentiality owed to the Disclosing Party, or (d) is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information. Each Disclosing Party will use commercially reasonable efforts to mark or otherwise inform the Receiving Party of the confidential nature of Confidential Information (but, for clarity, the Disclosing Party’s failure to so mark or inform will not cause any Confidential Information to lose that status).

7.2 Restrictions on Use and Disclosure. The Receiving Party will not use Confidential Information of the Disclosing Party for any purpose other than to exercise its rights or perform its obligations under this Agreement. The Receiving Party will not disclose Confidential Information of the Disclosing Party to any third Persons except to its employees, consultants or contractors who have a need to know such Confidential Information to exercise the Receiving Party’s rights or to perform the Receiving Party’s obligations under this Agreement and who are bound by confidentiality provisions (including provisions relating to nonuse and nondisclosure) no less restrictive than those set forth in this Agreement. The Receiving Party will protect the Confidential Information of the Disclosing Party with at least the same degree of care it uses to protect its own information of a similar nature or sensitivity, but in any event with no less than reasonable care. The Receiving Party will advise the Disclosing Party in writing of any misappropriation or misuse of the Disclosing Party’s Confidential Information of which the Receiving Party becomes aware. Without limitation of the foregoing, the Parties agree that Special Technical Information (as defined in Schedule 10) will be subject to the additional requirements set forth in Schedule 10. Notwithstanding anything to the contrary in this Agreement or otherwise, an employee of the Receiving Party will not be precluded from the use of Residuals of any Confidential Information of the Disclosing Party that such employee cannot readily and specifically identify as the Confidential Information of the Disclosing Party for internal business purposes. “Residuals” of any Confidential Information of the Disclosing Party means information in intangible form incidentally retained in the unaided memories of, and which becomes a part of the general knowledge, skills and experience of, employees who have rightfully had access to such Confidential Information of the Disclosing Party as permitted pursuant to this Agreement. An employee’s memory is unaided if such employee has not intentionally memorized the Confidential Information of the Disclosing Party for the purpose of retaining and subsequently using or disclosing it, and the employee has not referred back to any documents, materials, electronic records or other media provided by the Disclosing Party. In no event will the foregoing be construed as a license under any Intellectual Property Rights of the Disclosing Party or be construed to limit any restriction on disclosure of the Confidential Information of the Disclosing Party as set forth in this Agreement.

7.3 Exclusions. Notwithstanding the foregoing, this Agreement will not prevent the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent required by request of any regulatory body to which the Disclosing Party is subject or by a judicial order or other legal obligation under applicable Law (including applicable Federal or state securities Laws, or a national securities exchange rules), but, in such event, the Receiving Party will, to the extent permitted by applicable Law, promptly notify the Disclosing Party to allow intervention (and will cooperate with the Disclosing Party) to contest or minimize the scope of the disclosure (including application for a protective order) at the Disclosing Party’s sole cost and expense.

Section 8

WARRANTY; INDEMNIFICATION; DISCLAIMER; LIMITATION OF LIABILITY

8.1 Warranties. Each Party hereby represents and warrants to the other Party that it has all necessary power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. Each Party further represents and warrants, and covenants, as applicable, to the other Party that (a) the execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action applicable to such Party, and no other corporate action is necessary to authorize such Party’s execution and performance of this Agreement, and (b) it will at all times comply with all Laws which are applicable to it in its performance of its obligations and exercise of its rights under this Agreement. DWA and its Affiliates also represent and warrant that: (i) the versions of the Software included in the Contributed DWA Technology constitute the same versions of such Software that DWA and its Affiliates use (i.e., have deployed in their production environment) to create animated Feature Films for the United States and other territories as of the Effective Date, except to the extent that DWA modifies such Software with the Company’s approval or in order to operate in the Company’s environment pursuant to a Statement of Work under the Consulting and Training Services Agreement or under this Agreement or the Onshore Technology License, (ii) as between DWA SKG, DWA LLC, and their respective Affiliates (but not as between, on the one hand, any of DWA SKG, DWA LLC or their respective Affiliates and, on the other hand, any third Person), DWA LLC owns or controls or otherwise has the right to license the applicable Intellectual Property Rights in and to the DWA IP and otherwise grant the Licenses provided under this Agreement, subject to Third Person Rights as expressly set forth in Section 2.7, and (iii) neither DWA nor its Affiliates has, and none of them will, grant to any third Person or exercise themselves any of Company’s rights for an exclusive license to the English language Trademark ORIENTAL DREAMWORKS and the “Panda in the Moon” logo Trademark in such other jurisdictions that may be added to the Territory pursuant to Section 1.95 hereof, including licensing the English language Trademark ORIENTAL DREAMWORKS and the “Panda in the Moon” logo Trademark to any third Persons in any such jurisdiction.

8.2 Indemnification by DWA. DWA will defend, indemnify and hold harmless Company, the Subsidiary Sublicensees and their respective directors, officers, shareholders, partners, agents, representatives, successors and assigns, from and against any and all third Person claims, actions (including, without limitation, any governmental and inquiries, investigations, enforcement actions and other governmental or regulatory actions), and causes of action, and any damages, fines, penalties, liabilities, obligations, judgments, decrees, settlements, costs and expenses, including reasonable attorneys’ fees, arising out of any of the foregoing, for or based on (a) any breach, or a claim that, if true, would be a breach by DWA or any of its Affiliates of any of their respective obligations, covenants, representations or warranties contained in this Agreement or any Additional License Addendum, (b) an allegation by a third Person that any Contributed DWA IP, Additional DWA IP or DWA Trademark, when used in or for the Territory or any Additional Territory set forth in an Additional License Addendum without modification in the form provided and in accordance with the Licenses and other terms and conditions of this Agreement, infringes, misappropriates or otherwise violates the non-patent Intellectual Property Rights of such third Person, (c) any claim by any third Person of products liability or death or injury to any Person or damages to or losses of any property to the extent caused (or alleged to be caused) by the negligence of DWA or any of its Affiliates or any product or service sold, distributed or otherwise provide by or for DWA or any of its Affiliates to such third Person (except to the extent resulting (or alleged to result) from any Company Derivative IP incorporated into such product or used for such service in accordance with this Agreement), or (d) any violation of or failure to comply with any Law applicable to DWA or any of its Affiliates. If any Contributed DWA IP, Additional DWA IP or DWA Trademark becomes, or DWA believes is likely to become, subject to any claim, DWA will have the option, at its sole cost and expense, to modify the applicable Contributed DWA IP, Additional DWA IP or DWA Trademark to be non-infringing and still substantially similar, provide Company with a non-infringing substantially similar substitute for the Contributed DWA IP, Additional DWA IP or DWA Trademark, or obtain for Company a license to continue using such Contributed DWA IP, Additional DWA IP or DWA Trademark as provided under the Licenses and other terms and conditions of this Agreement. DWA will have no obligation to defend, indemnify or hold harmless Company or any Subsidiary Sublicensee (or any other Person indemnified hereunder) for use or other exploitation of such Contributed DWA IP, Additional DWA IP or DWA Trademark that occurs more than sixty (60) days after DWA has provided Company with such modification or substitution in accordance with the foregoing sentence. In addition, notwithstanding anything herein to the contrary, DWA’s obligation to defend, indemnify or hold harmless Company and any Subsidiary Sublicensee (and any other Person indemnified hereunder) with respect to use of the DWA Trademarks extends only to uses of the DWA Trademarks in connection with those goods and services for which they have been registered by DWA in the Territory or an Additional Territory.

8.3 Indemnification by Company. Company will (and will require each Subsidiary Sublicensee to) defend, indemnify and hold harmless DWA and its Affiliates, and their respective directors, officers, shareholders, partners, agents, representatives, successors and assigns, from and against any and all third Person claims, actions (including any governmental and inquiries, investigations, enforcement actions and other governmental or regulatory actions), and causes of action, and any damages, fines, penalties, liabilities, obligations, judgments, decrees, settlements, costs and expenses, including reasonable attorneys’ fees, arising out of any of the foregoing, for or based on (a) any breach, or a claim that, if true, would be a breach by Company or any Sublicensee or Company Contractor of any of their respective obligations, covenants, representations or warranties contained in this Agreement or any Sublicense Agreement or Manufacturing Agreement, (b) an allegation by a third Person that any Company IP or Company Derivative IP infringes, misappropriates or otherwise violates the non-patent Intellectual Property Rights of such third Person (except to the extent that the infringement, misappropriation or other violation results (or is alleged to result) from or arise in connection with the incorporation or use of the Contributed DWA IP, Additional DWA IP or DWA Trademark into or in connection with such Company IP or Company Derivative IP in accordance with this Agreement or the modification of such Company IP or Company Derivative IP by or for DWA or its Affiliates), (c) any use (including any use that is not in the Territory or in any Additional Territories set forth in any Additional License Addendum) by Company (or any Company Contractors or Sublicensees) of DWA IP other than as permitted under this Agreement or any Additional License Addendum, (d) any claim by any third Person of products liability or death or injury to any Person or damages to or losses of any property to the extent caused (or alleged to be caused) by the negligence of Company or any of its Affiliates or any product or service sold, distributed or otherwise provided by or for Company or any Sublicensee or Company Contractor to such third Person (except to the extent resulting from (or alleged to result from) the Contributed DWA IP, Additional DWA IP or DWA Trademark incorporated into such product or used for such service in accordance with this Agreement), (e) violation of or failure to comply with any Law applicable to the Company or any Sublicensees or Company Contractors, or (f) use of the DWA Trademarks for any goods and services other than in connection with those goods and services for which they have been registered by DWA in the Territory or an Additional Territory.

8.4 Sole and Exclusive Remedy. THE INDEMNIFICATION OBLIGATIONS SET FORTH HEREIN AND IN THE TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE LIABILITY OF BOTH PARTIES AND EACH PARTY’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY CLAIMS OF INFRINGEMENT OF THIRD-PARTY RIGHTS UNDER THIS AGREEMENT.

8.5 Indemnification Process. The indemnified Party will promptly give notice to the indemnifying Party of any claim or the commencement of any litigation as to which indemnity is sought, but any failure to provide such notice will not relieve any Party of its obligation to indemnify except to the extent such Party is materially prejudiced by such delay. The indemnifying Party will assume the defense of the claim or litigation and take all steps reasonably necessary at its expense to defend or settle such claim or litigation, but if it fails to do so the indemnified Party may undertake such defense and steps reserving all rights against the indemnifying Party. The indemnified Party may participate and appear with the other Party in such claim or litigation at its own expense with legal counsel of its own choosing. Notwithstanding the foregoing, no indemnifying Party will consent to any judgment or settlement of any claim or litigation subject to indemnification by the indemnifying Party hereunder without the prior written approval of the indemnified Party, which consent will not be unreasonably withheld or delayed, if such judgment or settlement would materially bind or affect the other Party. The foregoing right of indemnity will be in addition to the other rights and remedies of the indemnified Party hereunder.

8.6 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ANY ADDITIONAL LICENSE ADDENDUM OR ANY OTHER TRANSACTION DOCUMENTS, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, NEITHER PARTY MAKES ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY, NON-INFRINGEMENT OF THIRD PERSON RIGHTS AND TITLE, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

8.7 Limitation of Liability. EXCEPT WITH RESPECT TO THE PARTIES’ RESPECTIVE OBLIGATIONS UNDER SECTIONS 8.2 AND 8.3, OR THE INFRINGEMENT, MISAPPROPRIATION OR OTHER VIOLATION OF EITHER PARTY’S INTELLECTUAL PROPERTY RIGHTS BY THE OTHER PARTY, AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY OR LIMITATION OF LIABILITY, NEITHER PARTY NOR THEIR AFFILIATES WILL BE LIABLE FOR ANY INDIRECT, EXEMPLARY, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND, OR FOR ANY DAMAGES RESULTING FROM LOSS OR INTERRUPTION OF BUSINESS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ADDITIONAL LICENSE ADDENDUM, HOWEVER CAUSED, EVEN IF SUCH PARTY HAS BEEN ADVISED OF OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

Section 9

MISCELLANEOUS

9.1 Terms and Usage Generally. The definitions in this Agreement will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Sections, Exhibits and Schedules will be deemed to be references to Sections of and Exhibits and Schedules to this Agreement unless the context otherwise requires. All Exhibits and Schedules attached to this Agreement will be deemed incorporated herein as if set forth in full herein. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and will not mean simply “if.” References to a Person are also to its permitted successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as it may be from time-to-time amended.

9.2 Notices. Except as otherwise expressly provided in this Agreement, all notices, requests and other communications to any Party hereunder will be in writing (including a facsimile or similar writing) and will be given to such Party at the address or facsimile number set forth in Schedule 11 hereto or as such Party will hereafter specify for the purpose by notice to the other Party. Each such notice, request or other communication will be effective (a) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the next such Business Day), (b) if given by mail, five (5) Business Days (or, (i) if by overnight courier, three (3) Business Days, or (ii) if to an address outside the country of origin, seven (7) Business Days) after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified pursuant to this Section 9.2.

9.3 Third Party Beneficiaries; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither Party may assign, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party, except that DWA may assign, including by operation of law, this Agreement without the prior written consent of Company in connection with (a) any transaction or series of related transactions which result in the sale, exchange or other disposition of (i) more than fifty percent (50%) of the outstanding voting capital stock of DWA or (ii) all or substantially all of the assets of DWA or (b) any merger, amalgamation, arrangement, consolidation or other form of corporate reorganization in which DWA is a constituent party in which the beneficial holders of the outstanding voting securities of DWA prior to such transaction beneficially own less than fifty percent (50%) of the combined voting power of the outstanding securities of the entity resulting from such transaction; provided that such assignee assumes in writing and agrees to perform all of DWA’s obligations hereunder (each, a “DWA Corporate Transaction”). Any purported assignment in contravention of the foregoing will be null and void. This Agreement is not intended to confer any rights or remedies upon, and will not be enforceable by, any Person other than the Parties and their respective successors and permitted assigns.

9.4 Waiver. No failure by any Party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition will operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any Party by notice given in accordance with this Agreement may, but will not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of any other Party. No waiver will affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof will continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any Party will not preclude or waive its right to exercise any or all other rights or remedies.

9.5 Integration. This Agreement, including all Additional License Addenda hereunder, constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection herewith, and no covenant, representation or condition not expressed in this Agreement will affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

9.6 Headings. The headings of Sections of this Agreement are for convenience only and will not be interpreted to limit or amplify the provisions of this Agreement.

9.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which, taken together, will constitute one and the same instrument and will become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

9.8 Severability. Each provision of this Agreement will be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future Law, such invalidity will not impair the operation of or affect those portions of this Agreement that are valid, but in such case the Parties will endeavor to amend or modify this Agreement to achieve to the extent reasonably practicable the purpose of the invalid provision.

9.9 Amendments and Modifications. This Agreement may be amended or modified at any time and from time-to-time only with the written consent of each Party.

9.10 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of California without giving effect to the conflicts of law principles thereof.

9.11 Dispute Resolution. Except as otherwise set forth in this Agreement, any and all disputes arising out of or in connection with this Agreement will be resolved pursuant to the dispute resolution provisions set forth in Section 9.10 of the Shareholders Agreement. Notwithstanding the foregoing, either Party at any time may seek injunctive relief and other equitable relief with respect to any breach of this Agreement in any court having jurisdiction.

9.12 Waiver of Jury Trial. Each of the Parties to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.

9.13 Absence of Presumption. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event of ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

9.14 Expenses. Unless otherwise provided hereunder, each Party will be responsible for its own expenses incurred in connection with this Agreement.

9.15 Application of the Code. The Parties agree that all rights and licenses granted hereunder, including those rights and licenses granted under Section 2 above, are rights and licenses in “intellectual property” within the scope of Section 101 (35A) (or its successors) of the United States Bankruptcy Code (the “Code”). Each Party will have the rights set forth in this Agreement, including any Additional License Addendum, with respect to the applicable licensed Intellectual Property, as a licensee of Intellectual Property Rights hereunder and under the Additional License Addendum, will have and may fully exercise all rights available to it under the Code and under any other applicable U.S. Federal, state or foreign law (collectively with the Code, a “Debtor Relief Law”), including under Section 365(n) of the Code or its successors. In the event of a case under the Code or under any other applicable Debtor Relief Law involving either Party, in addition to and not in lieu or limitation of any other remedies available to the other Party, such Party will have the right to obtain (and the other Party or any trustee for such Party or its assets will, at the other Party’s written request, deliver to such Party) embodiments of any and all of the applicable Intellectual Property necessary for such Party to use and exploit any and all of the applicable Intellectual Property to exercise its rights hereunder.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

DREAMWORKS ANIMATION SKG, INC.		ODW HOLDINGS LIMITED (TO BE RENAMED ORIENTAL DREAMWORKS HOLDING LIMITED)

By:	/s/ Lewis Waldo Coleman	By:	/s/ Ruigang Li

Name:	Lewis Waldo Coleman	Name:	Ruigang Li

Title:	President and Chief Financial Officer	Title:	Director

DREAMWORKS ANIMATION L.L.C.

By:	/s/ Lewis Waldo Coleman

Name:	Lewis Waldo Coleman

Title:	Authorized Signatory

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